Exhibit 10.7 to the Registration Statement
EXECUTION
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
LICENSE AND OPTION AGREEMENT
     THIS LICENSE AND OPTION AGREEMENT (the “Agreement”) is dated as of the 28th day of December, 1998 (the “Effective Date”), by and between MOTOROLA, INC., a Delaware corporation having an office at 4088 Commercial Drive, Northbrook, Illinois 60062 (hereinafter, together with its SUBSIDIARIES, “MOTOROLA”), and GENOMETRIX INCORPORATED, a Delaware corporation having its offices at 3608 Research Forest Drive, Suite B7, The Woodlands, Texas 77381 (“GENOMETRIX ”).
     WHEREAS, GENOMETRIX owns, controls or has acquired rights under various patents and applications for patents pending, in various countries of the world, referred to herein as the E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP, and UNIVERSAL ARRAY IP (each as defined below); and
     WHEREAS, MOTOROLA and GENOMETRIX have agreed to an equity arrangement as set forth in the STOCK PURCHASE AGREEMENT (as defined below) executed concurrently with this Agreement; and
     WHEREAS, GENOMETRIX is willing to grant MOTOROLA, and MOTOROLA desires to acquire from GENOMETRIX , the licenses and license options as provided herein.
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. DEFINITIONS
     Capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural.
     1.1. E-FIELD MANIPULATION IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of an electric field property, including electrical properties and electrochemical properties, to: (a) identify molecular structures within a sample substance applied to one or more test sites, (b) accelerate or enhance the rate at which interaction mechanisms, such as hybridization, occur between molecules at one or more test sites, and (c) increase the specificity and/or selectivity of the interaction between two or more molecular structures. E-FIELD MANIPULATION IP shall exclude: (x) the use of an electric field property to synthesize and/or deposit molecular structures onto an array to form test sites, and (y) optical, radioisotope, chemiluminescent and thermal detection methods and technology. By way of example, Exhibit D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for E-FIELD MANIPULATION IP.
     1.2. SURFACE CHEMISTRIES IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of specific molecular structures to alter the ionic and/or hydrophobic properties of an array site to: (a) accelerate the rate at which molecular interactions

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occur at the site, (b) increase the specificity and/or selectivity of the interaction between molecular structures at the site, (c) enable molecular interactions to occur with adequate or enhanced specificity at non-elevated temperatures, including ambient or room temperature, and (d) enable molecular interactions to occur at minimized salt concentrations, but excluding combinatorial chemistry approaches and associated hybridization devices to develop and/or evaluate alternative chemistries. By way of example, Exhibit D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for SURFACE CHEMISTRIES IP.
     1.3. UNIVERSAL ARRAY IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS pertaining to the creation and construction of self-assembling probe arrays enabling in situ configuration of the biosites, wherein an unvarying probe array (capture probe) is activated by binding to a corresponding set of adapters (target probes) to yield a modified probe array which is specifically configured for analysis of a target molecular structure or mixture thereof UNIVERSAL ARRAY IP shall include intellectual property relating to: (a) the methodology of constructing such universal arrays, (b) the reaction substrate which defines such universal arrays, (c) sets of nucleic acid capture probes defined to achieve the formation of a such universal arrays, and shall exclude: (x) manufacturing methods and apparatus, (y) the application of any such universal array where the capture probe is a hapten or a hapten-binding polypeptide, and (z) the application and manufacturing of any such universal array where the capture probe is avidin, the capture specific domain is biotin, and the target specific domain is an oligonucleotide. By way of example, Exhibit D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for UNIVERSAL ARRAY IP.
     1.4. GENOMETRIX INTELLECTUAL PROPERTY means GENOMETRIX PATENTS and unpatented information relating to the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and disclosed to MOTOROLA pursuant to Section 2.1 hereof.
     1.5. GENOMETRIX PATENTS means (i) the patents and patent applications set forth on Exhibit A hereof, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof; and (ii) patents and patent applications claiming inventions or discoveries conceived and reduced to practice by GENOMETRIX prior to the third anniversary of the Effective Date and which meet the criteria for E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP or UNIVERSAL ARRAY IP. The foregoing notwithstanding, the term GENOMETRIX PATENTS includes only such patents and patent applications which are owned, licensed to or otherwise controlled by GENOMETRIX and with respect to which GENOMETRIX has the right to grant the licenses set forth herein and provided, further, GENOMETRIX PATENTS shall include such patents or patent applications only to the extent to which and subject to the conditions under which GENOMETRIX has the right to grant licenses or rights of the scope granted herein.
     1.6. COMPLEMENTARY PRODUCTS means (a) products and services based on arrays of size less than twenty (20) distinct probes (excluding probes required for redundancy or calibration) or greater than nine hundred and ninety nine (999) distinct probes, (b) products and services based on arrays of any size for use in point of care diagnostics using portable

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instruments, and (c) such additional products and services based on arrays of any size as MOTOROLA and GENOMETRIX may mutually agree from time to time.
     1.7. E-FIELD PRODUCTS means COMPLEMENTARY PRODUCTS (or a portion thereof) which (a) are covered in whole or in part by, or the use thereof is covered in whole or in party by, the E-FIELD MANIPULATION IP; or (b) are manufactured through use of a process which is covered in whole or in part by the E-FIELD MANIPULATION IP.
     1.8. SURFACE CHEMISTRY PRODUCTS means COMPLEMENTARY PRODUCTS which (a) are covered in whole or in part by, or the use thereof is covered in whole or in part by, the SURFACE CHEMISTRIES IP or (b) are manufactured through use of a process which is covered, in whole or in part, the SURFACE CHEMISTRIES IP.
     1.9. UNIVERSAL ARRAY PRODUCTS means COMPLEMENTARY PRODUCTS which (a) are covered in whole or in part by, or the use thereof is covered in whole or in part by, the UNIVERSAL ARRAY IP or (b) are manufactured through use of a process which is covered, in whole or in part, by the UNIVERSAL ARRAY IP.
     1.10. LICENSED PRODUCTS means the E-FIELD PRODUCTS, the SURFACE CHEMISTRY PRODUCTS and the UNIVERSAL ARRAY PRODUCTS.
     1.11. NET SALES means MOTOROLA’s billings for LICENSED PRODUCTS sold, leased or transferred hereunder, less the sum of the following:
(a)	discounts allowed in amounts customary in the trade;

(b)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(c)	packing and crating charges separately stated;

(d)	outbound transportation prepaid or allowed; and

(e)	amounts allowed or credited on returns.
     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by MOTOROLA and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered “sold” when billed out or invoiced. For LICENSED PRODUCTS disposed of other than by sale, the NET SALES of such LICENSED PRODUCTS shall be determined based on the fair market value of such LICENSED PRODUCTS. In the event that a LICENSED PRODUCT is sold, leased, disposed of or otherwise transferred between MOTOROLA and an entity affiliated with MOTOROLA in a transaction which results in revenue to MOTOROLA, the NET SALES of LICENSED PRODUCTS with respect to such transfer shall be calculated based on the price at which similar quantities of such LICENSED PRODUCT would have been sold to an independent third party in an arms-length transaction as of the date of such transfer.

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     In the event that a LICENSED PRODUCT is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, and such other integral components are not sold separately, the parties shall arrive at a reasonable method of calculating NET SALES with respect to such LICENSED PRODUCT, based on the relative fair market value of such LICENSED PRODUCT as compared with the fair market value of such other integral components, and pursuant to the procedures set forth in this paragraph. For the purposes of such NET SALES determination, representative integral components may include: DNA sequences, reagents, micro fluidics and liquid handling systems, and data acquisition, manipulation and display systems. In addition, royalties paid to third parties shall be a consideration in determining fair market value. Unless otherwise agreed by the parties, the NET SALES of a particular LICENSED PRODUCT that is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, shall be determined as follows: a mutually agreeable third party with experience in the relevant technology shall be selected by the American Arbitration Association to determine the method of calculating the NET SALES (the “Representative”). Each party shall present the Representative with a detailed written position and have an opportunity for an oral presentation. The decision of the Representative shall be final, binding and not appealable, and such proceeding shall be completed within sixty (60) days of the selection of the Representative. Each of GENOMETRIX and MOTOROLA shall bear its own costs in connection with such NET SALES determination, and each shall pay one-half of the fees of the Representative. Notwithstanding the foregoing, the parties agree that the determination of NET SALES of LICENSED PRODUCTS pursuant to this Section 1.11 is subject to the MIT AGREEMENT, provided, however that GENOMETRIX agrees to use reasonable best efforts to obtain MIT’s approval of the methods utilized by the parties pursuant to this Section 1.11 for determining such NET SALES.
     1.12. EFFECTIVE DATE means the date of this Agreement as set forth above.
     1.13. LICENSE OPTION PERIOD means the period commencing on the EFFECTIVE DATE and continuing until three (3) years after the EFFECTIVE DATE.
     1.14. OPTION EXERCISE FEE means a fee of * Dollars ($*), payable by MOTOROLA to GENOMETRIX immediately prior to the granting of a license under Section 3.2, 3.3 or 3.4 hereof, and * (*%) of which shall be credited toward royalties to be paid by MOTOROLA to GENOMETRIX with respect to applicable LICENSED PRODUCTS. By way of example but not limitation, * (*%) of the OPTION EXERCISE FEE for the E-FIELD MANIPULATION IP shall be creditable towards royalties to be paid by MOTOROLA to GENOMETRIX with respect to E-FIELD PRODUCTS, but shall not be creditable towards royalties to be paid by MOTOROLA to GENOMETRIX with respect to SURFACE CHEMISTRY PRODUCTS or UNIVERSAL ARRAY PRODUCTS.
     1.15. SUBSIDIARY means a corporation, company, or other entity more than forty-eight percent (48%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a parry hereto, but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists. Unless otherwise specified, the term MOTOROLA includes its SUBSIDIARIES.

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     1.16. STOCK PURCHASE AGREEMENT means the Stock Purchase Agreement dated as of the date hereof by and between GENOMETRIX and MOTOROLA.
     1.17. COLLABORATION AGREEMENT means that certain Collaboration Agreement among MIT, GENOMETRIX and certain others, dated May 28, 1993 and amended November 5, 1993, and as subsequently amended from time-to-time.
     1.18. BAYLOR means the Baylor College of Medicine.
     1.19. BAYLOR AGREEMENT means that certain agreement entered into by and between GENOMETRIX and BAYLOR and having an effective date of May 31, 1998, and as amended from time-to-time. A true and accurate copy of the BAYLOR AGREEMENT is attached hereto as Exhibit C.
     1.20. MIT means the Massachusetts Institute of Technology.
     1.21. MIT AGREEMENT means that certain agreement entered into by and between GENOMETRIX and MIT and having an effective date of May 27, 1994, as amended April 1, 1996 (the 5722L technology only), and as subsequently amended from time-to-time. A true and accurate copy of the MIT AGREEMENT is attached hereto as Exhibit B.
     1.22. HARC means the Houston Advanced Research Center.
     1.23. VALID PATENT CLAIM shall mean (i) a claim of an issued patent that has not been declared invalid by a court or administrative proceeding from which there is no appeal; and (ii) a pending claim asserted in good faith and with respect to which GENOMETRIX has an obligation to pay a royalty to MIT pursuant to the MIT AGREEMENT.
SECTION 2. INFORMATION UPDATES: COOPERATION
     2.1. From time to time during the term of this Agreement and prior to the third anniversary of the Effective Date, but not more than once in any three (3) month period, a person or persons designated by GENOMETRIX will confer with a person or persons designated by MOTOROLA, at a mutually acceptable date and time during normal business hours, to (a) discuss the intellectual property included in the GENOMETRIX PATENTS, and (b) provide MOTOROLA with information GENOMETRIX reasonably believes to be relevant to MOTOROLA’s decision to exercise its option to obtain a license under Section 3.2, 3.3 or 3.4 hereof.
     2.2. The parties hereto may pursue additional joint evaluation, research and other activities as mutually agreed from time to time, including, without limitation, services provided by GENOMETRIX , licenses under a party’s intellectual property in addition to the licenses granted to MOTOROLA hereunder, and additional investments in GENOMETRIX by MOTOROLA. The parties also agree to discuss in good faith from time to time the potential for MOTOROLA to distribute certain GENOMETRIX products, when mutually agreed and where consistent with the parties’ respective business models.

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SECTION 3. LICENSES
     3.1. GENOMETRIX hereby grants to MOTOROLA a non-exclusive, royalty-free, worldwide license, without the right to grant sublicenses, under the E-FIELD MANIPULATION IP, the SURFACE CHEMISTRIES IP and the UNIVERSAL ARRAY IP, to use the E-FIELD MANIPULATION IP, the SURFACE CHEMISTRIES IP and the UNIVERSAL ARRAY IP, for internal evaluation and research purposes relating to the development of LICENSED PRODUCTS (but not to sell or otherwise commercially dispose of LICENSED PRODUCTS).
     3.2. At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a non-exclusive, royalty-bearing, worldwide license under the E-FIELD MANIPULATION IP, to make, have made, use, sell and import E-FIELD PRODUCTS.
     3.3. At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a royalty-bearing, worldwide license under the SURFACE CHEMISTRIES IP to make, have made, use, sell and import SURFACE CHEMISTRY PRODUCTS.
     3.4. At any time during the LICENSE OPTION PERIOD and upon written notification by MOTOROLA to GENOMETRIX and the payment by MOTOROLA of one OPTION EXERCISE FEE, GENOMETRIX shall grant to MOTOROLA a non-exclusive, royalty-bearing, worldwide license, under the UNIVERSAL ARRAY IP, to make, have made, use, sell and import UNIVERSAL ARRAY PRODUCTS.
     3.5. Notwithstanding any other provision of this Agreement to the contrary, the licenses granted to MOTOROLA pursuant to Sections 3.2, 3.3 and 3.4 hereof shall include the right of MOTOROLA to grant sublicenses to third parties only to the extent necessary to enable MOTOROLA to contract with such third party for the manufacture of LICENSED PRODUCTS solely for MOTOROLA’s account and not for sale or other commercial disposition by such third party provided that such third party shall agree in writing to obligations of confidentiality and restrictions on use of the GENOMETRIX INTELLECTUAL PROPERTY which are no less stringent than the restrictions set forth herein.
     3.6. Notwithstanding any provision to the contrary contained in this Agreement, the licenses and options granted to MOTOROLA hereunder shall not include the field of use of a GENOSENSOR SYSTEM as that term is defined in the COLLABORATION AGREEMENT.
     3.7. The licenses and options granted to MOTOROLA hereunder shall be subject to the provisions of the MIT AGREEMENT and the BAYLOR AGREEMENT to the extent forth in such agreements, and MOTOROLA shall be bound by certain obligations (but in all cases excluding payment obligations) to MIT and to BAYLOR, respectively, as if it were the licensee under such agreements as set forth in such agreements. Copies of the MIT AGREEMENT and the BAYLOR AGREEMENT are attached to this Agreement as Exhibit B and Exhibit C,

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respectively. Copies of this Agreement shall be provided by GENOMETRIX to MIT and BAYLOR.
     3.8. MOTOROLA hereby acknowledges that GENOMETRIX has licensed certain of the GENOMETRIX PATENTS from third parties, including without limitation MIT and BAYLOR, and the rights thereto granted to MOTOROLA hereunder may be subject to compliance with and provisions of the terms of such license agreements, including the right of such third parties to practice under the GENOMETRIX PATENTS for non-commercial research and academic purposes, as further provided in GENOMETRIX ‘s agreements with such third parties. If for any reason GENOMETRIX is in default or has failed to comply with the terms of any agreement with third parties concerning the GENOMETRIX PATENTS, then in such event GENOMETRIX shall promptly give notice of such default, termination, repudiation or cancellation to MOTOROLA who shall have the option but not the obligation to take such steps and make such payments as may be required in order to rectify the default and to bring the agreements pursuant to which MOTOROLA holds the GENOMETRIX PATENTS into good standing, provided that any monies expended by MOTOROLA in so doing shall be fully creditable against any royalties or other monies due and owing to GENOMETRIX hereunder.
     3.9. GENOMETRIX hereby grants MOTOROLA a first right to negotiate a license under intellectual property (other than the GENOMETRIX PATENTS licensed to MOTOROLA pursuant to this Agreement) owned or controlled by GENOMETRIX and which GENOMETRIX may choose, from time-to-time, to make available to third parties on a non-exclusive basis. In all such cases, the licensing terms offered to MOTOROLA shall be no less favorable than those offered to such third party non-exclusive licensees, taking into account any development funding and other consideration received from such third party licensees.
     3.10. MOTOROLA hereby grants GENOMETRIX a first right to negotiate a license under any intellectual property related to or useful for the practice of the GENOMETRIX PATENTS, owned or controlled by MOTOROLA and that MOTOROLA chooses to make available from time to time to third parties on a non-exclusive basis. In all such cases, the licensing terms offered to GENOMETRIX shall be no less favorable than those offered to such third party licensees, taking into account any development funding and other consideration received from such third party licensees.
     3.11. Notwithstanding any other provision of this Agreement, nothing herein shall be construed as granting or requiring either party to grant any license or rights under its intellectual property to any party outside this Agreement.
     3.12. MOTOROLA agrees that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States, unless any waiver of such requirement is obtained.
     3.13. All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this Agreement.

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SECTION 4. RIGHTS TO FILE AND ENFORCE THE GENOMETRIX PATENTS
     4.1. GENOMETRIX shall have responsibility alone or in conjunction with its licensors, for the preparation, filing, prosecution, maintenance and enforcement of any and all patent applications and patents comprising the GENOMETRIX PATENTS. GENOMETRIX shall promptly inform MOTOROLA regarding all matters directly pertaining to the prosecution, maintenance or enforcement of the GENOMETRIX PATENTS to the extent such matters specifically relate to LICENSED PRODUCTS with respect to which MOTOROLA has paid the OPTION EXERCISE FEE, and, to the extent permissible by its agreements with licensors of the applicable patent or patent application, shall seek MOTOROLA’S counsel concerning all proposed courses of action affecting the scope of such GENOMETRIX PATENTS, including, but not limited to, the countries in which patent prosecution should be obtained and MOTOROLA shall be provided with a reasonable opportunity to comment on any document that GENOMETRIX intends to file or cause to be filed with the relevant intellectual property or patent office relating directly to any such GENOMETRIX PATENTS.
     4.2. If, during the prosecution of any patent application covering any GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, GENOMETRIX decides or is advised of a decision to discontinue prosecution of the application or maintenance of such patent, GENOMETRIX shall promptly advise MOTOROLA of the decision and, if so requested by MOTOROLA, shall, only to the extent permitted under GENOMETRIX’s agreements with third parties, continue such prosecution or maintenance, provided that MOTOROLA shall bear the costs associated with such continued prosecution or maintenance.
     4.3. If GENOMETRIX or MOTOROLA learn of the infringement or threatened infringement of any GENOMETRIX PATENT, such party will inform the other party (GENOMETRIX or MOTOROLA, as the case may be) in writing within thirty (30) days and provide all known evidence of the infringement.
     4.4. MOTOROLA may request in writing that GENOMETRIX take legal action against infringement or potential infringement of a GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, upon which GENOMETRIX and MOTOROLA shall confer to determine in good faith an appropriate course of action to enforce the GENOMETRIX PATENT, or otherwise abate the infringement thereof, provided that, such course of action shall be permissible under the applicable agreements between GENOMETRIX and the licensors of the applicable GENOMETRIX PATENT.
     4.5. Each party will cooperate with the other in litigation proceedings against any third party brought under this Agreement, except that either party may be represented, at its sole expense, by counsel of its choice in any suit brought by the other party.
SECTION 5. PAYMENTS AND REPORTS
     5.1. In consideration for the rights and licenses granted in Section 3 hereof, MOTOROLA shall pay GENOMETRIX a single royalty of up to *% of NET SALES of

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LICENSED PRODUCTS covered by a VALID PATENT CLAIM, except as otherwise provided in Section 5.2 below, or unless the parties hereto shall otherwise agree in writing, provided that such royalty shall be fully paid-up, and no further royalty shall be due, (a) for any calendar year for which the total royalty payments by MOTOROLA under this Section 5.1 equals * ($*), or (b) if the total royalties paid to GENOMETRIX by MOTOROLA under this Section 5.1 have reached * ($*). The foregoing notwithstanding, if MOTOROLA’S royalties are fully paid up pursuant to subsection (a) or (b) hereof, and if GENOMETRIX continues to have an obligation to pay royalties to MIT pursuant to the MIT AGREEMENT as a result of the sale, lease transfer or other disposal of LICENSED PRODUCTS by MOTOROLA pursuant to this Agreement, MOTOROLA shall pay GENOMETRIX * MIT by GENOMETRIX, provided that GENOMETRIX agrees to use reasonable best efforts to obtain from MIT a waiver of the payment of such additional royalties; and provided, further, that the term “reasonable best efforts” shall not be interpreted to require GENOMETRIX to pay additional consideration to MIT in order to secure such a waiver.
     5.2. If one or more claims of a GENOMETRIX PATENT issues and covers a LICENSED PRODUCT under which MOTOROLA is not paying royalties to GENOMETRIX pursuant to this Agreement as of such issue date, then, in addition to the royalties payable by MOTOROLA pursuant to Section 5.1 above, MOTOROLA shall pay to GENOMETRIX a royalty of up to * (*%) of the NET SALES of the LICENSED PRODUCTS covered by such GENOMETRIX PATENT for the period of time commencing on the date of first sale of the applicable LICENSED PRODUCT until the issue date of the applicable GENOMETRIX PATENT if: (a) such period does not exceed * years, and (b) full disclosure of the applicable GENOMETRIX PATENT was made to MOTOROLA prior to the introduction of such LICENSED PRODUCT into the commercial marketplace; and (c) no commercial product was available during the applicable period which product was covered by the same intellectual property without license from GENOMETRIX, except for products made available by a third party to whom GENOMETRIX has provided written notice that such product infringes the GENOMETRIX PATENTS.
     5.3. The equivalent terms of the licensing agreement between MOTOROLA and GENOMETRIX shall in no case be less favorable than future licensing agreements which GENOMETRIX may enter into with other third parties, taking into account any development funding and other consideration received from such third party licensees.
     5.4. No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, sale or import are or shall be covered by more than one GENOMETRIX PATENT licensed under this Agreement. All payments hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by MOTOROLA.
     5.5. Within thirty (30) days of the close of each calendar quarter following the exercise by MOTOROLA of its option to obtain a license pursuant to Section 3.2, 3.3 or 3.4 hereof, MOTOROLA shall (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA during such calendar quarter, which report shall indicate the NET SALES thereof and the amount of royalties

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due, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of, and (ii) to the extent royalties are due, MOTOROLA shall make such royalty payments to GENOMETRIX in accordance with this Section 5. In the case of E-FIELD PRODUCTS, the reports submitted by MOTOROLA to GENOMETRIX shall contain the information and be in the form required of GENOMETRIX pursuant to Article 5 of the MIT AGREEMENT.
     5.6. Payments of royalties by MOTOROLA shall be made in United States currency and by wire transfer to such account as GENOMETRIX may specify in writing from time to time or by check mailed to GENOMETRIX at the address in Section 10.11. In the event of a wire transfer, notice of payment shall be sent by MOTOROLA to GENOMETRIX’s address in Section 10.11. Conversion of foreign currency to United States currency shall be made at the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the quarterly reporting period to which such royalty payments relate, unless otherwise agreed by GENOMETRIX and MOTOROLA.
     5.7. Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge at a per annum rate equal to the greater of: (i) the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date, or (ii) the rate which GENOMETRIX is required to pay to a third party licensor; but in any event no greater than the highest rate allowed by law on the due date. The payment of such interest shall not foreclose GENOMETX from exercising any other rights it may have as a consequence of the lateness of any payment.
     5.8. With respect to the royalties set forth in Section 5.1, MOTOROLA shall keep clear and accurate records with respect to all LICENSED PRODUCTS sold or otherwise disposed of by MOTOROLA, provided that, in the case of E-FIELD PRODUCTS, such records shall meet the requirements imposed on GENOMETRIX by MIT pursuant to Article 5 of the MIT AGREEMENT. These records shall be retained by MOTOROLA for a period of five (5) years from date of reporting and payment, notwithstanding the expiration or other termination of this Agreement. GENOMETRIX shall have the right, through an independent certified public accountant chosen by GENOMETRIX and reasonably acceptable to MOTOROLA, and at the expense of GENOMETRIX , to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of royalties payable to GENOMETRIX under this Agreement. Prompt adjustment shall be made by MOTOROLA to compensate for any errors and/or omissions disclosed by such examination or audit. Should the amount of royalties due as determined through the audit exceed the amount of royalties reported to be due by MOTOROLA by *% or $*, whichever is greater, then MOTOROLA shall pay the full cost of the audit.
     5.9. For a period of sixty (60) days from the Effective Date, GENOMETRIX hereby grants MOTOROLA an exclusive first right of negotiation to obtain an exclusive, worldwide, royalty-bearing license under the E-FIELD MANIPULATION IP, to make, use, sell and import LICENSED PRODUCTS. The terms of such exclusive license shall be negotiated in good faith and mutually agreed by the parties. During such sixty (60) day negotiation period, GENOMETRIX agrees not to enter into discussions with any third party regarding the granting of rights or licenses to such third party under the E-FIELD MANIPULATION IP.

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SECTION 6. TERM, TERMINATION AND ASSIGNABILITY
     6.1. The term of this Agreement shall be from the EFFECTIVE DATE until expiration of the last patent or disallowance of the last GENOMETRIX PATENT under which MOTOROLA has obtained a license by payment of the corresponding OPTION EXERCISE FEE, unless earlier terminated as elsewhere provided in this Agreement.
     6.2. In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within thirty (30) days after written notice to the breaching party in the case of a breach in the payment of royalties under Section 5.1, or within forty-five (45) days after written notice to the breaching party for all other breaches, the non-breaching party may, at its option terminate this Agreement.
     6.3. The parties hereto acknowledge and agree that (a) In the event of the termination of the MIT AGREEMENT, this Agreement shall not terminate and MOTOROLA shall become a licensee of MIT as set forth in Section 13.6 of the MIT AGREEMENT, and (b) in the event of the termination of the BAYLOR AGREEMENT, the rights and obligations of MOTOROLA hereunder with respect to SURFACE CHEMISTRIES IP and SURFACE CHEMISTRY PRODUCTS specific to the BAYLOR AGREEMENT shall be terminated, provided that GENOMETRIX shall have no objection if MOTOROLA enters into good faith discussions with BAYLOR in order to continue its rights and obligations under the SURFACE CHEMISTRIES IP originally licensed to GENOMETRIX pursuant to the BAYLOR AGREEMENT.
     6.4. The rights or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party, except that either party may assign its rights under this Agreement to a successor in ownership of all or substantially all of its assets relating to the subject matter of this Agreement.
     6.5. Sections 5.5, 5.6, 5.7 and 5.8, this Section 6.5, and Sections 7, 9 and 10 shall survive the expiration or termination of this Agreement.
SECTION 7. PRODUCT LIABILITY, INSURANCE AND INDEMNIFICATION
     7.1. E-FIELD MANIPULATION IP.
     (a) In the case of E-FIELD MANIPULATION IP and E-FIELD PRODUCTS, MOTOROLA shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold GENOMETRIX, MIT, HARC, and BAYLOR, their trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of an E-FIELD PRODUCT(s) by MOTOROLA.
     (b) Prior to the first use of an E-FIELD PRODUCT for a commercial application involving human subjects, MOTOROLA shall obtain and carry in full force and effect commercial, general liability insurance which shall protect GENOMETRIX, MOTOROLA, MIT, HARC, and BAYLOR with respect to events covered by Section

11

7.1(a) above. Such insurance shall be written by a reputable insurance company authorized to do business in The Commonwealth of Massachusetts, shall list GENOMETRIX, MIT, HARC, and BAYLOR as additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to MIT, HARC, and BAYLOR prior to any cancellation or material change thereof. The limits of such insurance shall not be less than * ($*) per occurrence with an aggregate of * ($*) for personal injury or death, and * ($*) per occurrence with an aggregate of * ($*) for property damage. MOTOROLA shall provide GENOMETRIX, MIT, HARC, and BAYLOR with Certificates of Insurance evidencing the same.
     7.2. SURFACE CHEMISTRIES IP.
     (a) In the case of the SURFACE CHEMISTRIES IP and SURFACE CHEMISTRY PRODUCTS, each party shall notify the other of any claim, lawsuit or other proceeding related to the SURFACE CHEMISTRIES IP. MOTOROLA agrees that it will defend, indemnify and hold harmless GENOMETRIX , BAYLOR, MIT, HARC, and each of their respective faculty members, scientists, researchers, employees, officers, trustees, directors, and agents and each of them (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of an act or omission of MOTOROLA in the design, manufacture, use or sale of a SURFACE CHEMISTRY PRODUCT, or any other embodiment of the SURFACE CHEMISTRIES IP.
     (b) MOTOROLA shall, for so long as MOTOROLA manufactures, uses or sells any SURFACE CHEMISTRY PRODUCT maintain in full force and effect policies of (i) worker’s compensation and/or employers’ liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*) and (iii) with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*). Such coverage(s) shall be purchased from a carrier or carriers reasonably acceptable to GENOMETRIX and BAYLOR, and shall name GENOMETRIX and BAYLOR as an additional insured. Upon request by GENOMETRIX, MOTOROLA shall provide to GENOMETRIX and/or BAYLOR copies of said policies of insurance.
     7.3. UNIVERSAL ARRAY IP.
     (a) In the case of the UNIVERSAL ARRAY IP, each party shall notify the other of any claim, lawsuit or other proceeding related to the UNIVERSAL ARRAY IP. MOTOROLA agrees that it will defend, indemnify and hold harmless GENOMETRIX and its employees, officers, trustees, directors, and agents and each of them (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties

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related directly or indirectly to or arising out of an act or omission of MOTOROLA in the design, manufacture, use or sale of the UNIVERSAL ARRAY PRODUCT, or any other embodiment of the UNIVERSAL ARRAY IP.
     (b) MOTOROLA shall, for so long as MOTOROLA manufactures, uses or sells any UNIVERSAL ARRAY PRODUCT maintain in full force and effect policies of (i) worker’s compensation and/or employers’ liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*) and (iii) products liability insurance, with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*). Such coverage(s) shall be purchased from a carrier or carriers reasonably acceptable to GENOMETRIX, and shall name GENOMETRIX as an additional insured. Upon request by GENOMETRIX, MOTOROLA shall provide to GENOMETRIX with copies of said policies of insurance.
SECTION 8. WARRANTIES
     8.1. GENOMETRIX warrants that except as- otherwise set forth herein and in the Exhibits attached hereto, including without limitation the MIT AGREEMENT and the BAYLOR AGREEMENT, to the best of its knowledge it owns or has license rights to the GENOMETRIX PATENTS, free and clear of all liens, encumbrances, and claims or demands of third parties.
     8.2. Each party warrants that it has the authority to enter into this Agreement.
     8.3. GENOMETRIX warrants that, to the best of its knowledge, Exhibit A sets forth all patents or patent applications claiming E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP and UNIVERSAL ARRAY IP owned, controlled, or licensed by GENOMETRIX as of the EFFECTIVE DATE. To the best of GENOMETRIX’s knowledge, all patents listed in Exhibit A are valid and in full force and all patent applications listed therein as pending have been prosecuted in good faith as required by law hind are in good standing. To the best knowledge of GENOMETRIX , none of the patents or patent applications listed in Exhibit A is involved in any interference or opposition proceeding, and there has been no written notice received by GENOMETRIX that such proceeding will hereafter be commenced.
     8.4. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE GENOMETRIC PATENTS, CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY GENOMETRIX THAT THE PRACTICE BY MOTOROLA OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL

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GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.
SECTION 9. CONFIDENTIALITY
     9.1. CONFIDENTIAL INFORMATION means any materials or information provided by a party (the “Disclosing Party”) to the other party (the “Receiving Party”), regardless of whether such information is provided in written, oral, electronic or other form, provided that CONFIDENTIAL INFORMATION shall not include information or materials which:
(a)	are in possession of the Receiving Party at the time of disclosure thereof as demonstrated by prior written records;

(b)	are or later become part of the public domain through no fault of the Receiving Party;

(c)	are received by the Receiving Party from a third party having a lawful right to disclose same and having no obligation of confidentiality to the Disclosing Party with respect thereto;

(d)	are developed independently by the Receiving Party without use of or access to the Confidential Information, as evidenced by competent written records; or

(e)	are required by law or regulation to be disclosed, provided, however, that the Receiving Party has provided prompt, advance written notice to the Disclosing Party so as to enable the Disclosing Party to seek a protective order or otherwise prevent disclosure of such Confidential Information.
     9.2. The Receiving Party agrees that the CONFIDENTIAL INFORMATION of the Disclosing Party shall be maintained in strict confidence and shall not be disclosed, divulged or otherwise communicated by the Receiving Party to any third party or used by the Receiving Party or any third party for any purposes other than as expressly provided in this Agreement.
     9.3. Neither party shall issue any press release or make any public announcement relating to this Agreement without the prior written approval of the other party.
SECTION 10. MISCELLANEOUS PROVISIONS
     10.1. MOTOROLA shall at all times during the term of this Agreement and for so long as it shall practice the GENOMETRIX PATENTS or develop, make, use or sell LICENSED PRODUCTS, comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of LICENSED PRODUCTS or any other activity undertaken pursuant to this Agreement.

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     10.2. Nothing contained in this Agreement shall be construed as:
(a)	conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted; or

(b)	conferring any license or right with respect to any trademark, trade or brand name, a corporate name of any party, or any other name or mark, or contraction, abbreviation or simulation thereof.
     10.3. No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.
     10.4. This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.
     10.5. Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.
     10.6. Except as expressly stated herein, in no event shall either party be liable to the other party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental or special or consequential damages.
     10.7. The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.
     10.8. Governing Law.
     (a) To the extent required by the BAYLOR AGREEMENT, the performance of this Agreement as it relates to rights and licenses granted under the SURFACE CHEMISTRIES IP shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Texas, and no conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. To the extent required by the BAYLOR AGREEMENT, this Agreement is performable in part in Harris County, Texas, and the parties mutually agree that, to the extent required by the BAYLOR AGREEMENT, personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and, to the extent required by the BAYLOR AGREEMENT, agree that any litigated dispute relating to the SURFACE CHEMISTRIES IP or SURFACE CHEMISTRY PRODUCTS will be conducted solely in such courts.
     (b) To the extent required by the MIT AGREEMENT, this Agreement, as it relates to rights and licenses granted under the E-FIELD MANIPULATION IP, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the

15

construction and effect of any patent shall be determined by the law of the country in which the patent was granted.
     (c) In all cases not covered by Sections 10.8(a) and 10.8(b) above, the performance of this Agreement as it relates to rights and licenses granted to MOTOROLA shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Delaware.
     10.9. Dispute Resolution.
     (a) Disputes relating to the E-FIELD MANIPULATION IP and E-FIELD PRODUCTS shall be governed by the provisions of this Section 10.9(a). Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty (60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such firm for a mediation hearing. Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the courts of The Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes GENOMETRIX and MOTOROLA each hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Section 10.9(a) shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.
     (b) Disputes arising out of this Agreement and not covered by Section 10.9(a) above shall be governed by this Section 10.9(b). The parties agree to attempt to settle all such disputes amicably between them. The parties agree that any such dispute (other than relating to the scope or validity of a patent and other than a dispute that is covered by Section 10.9(a) above, will be submitted to non-binding arbitration in a mutually agreeable location in accordance with the commercial rules and procedures of the American Arbitration Association, before a single arbitrator who will be reasonably

16

familiar with the relevant industry. Each party shall pay its own costs in connection with such arbitration and one half of the fees of the arbitrator While the parties agree to attempt arbitration in good faith, nothing in this Section 10.9(b) shall be construed as limiting the rights of either party to take legal action as it deems necessary to enforce its rights under this Agreement.
     10.10. If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.
     10.11. This Agreement, including the Exhibits attached hereto and incorporated herein by reference, sets forth the entire agreement and understanding between MOTOROLA and GENOMETRIX as to the subject matter hereof, and supersedes and merges any and all prior discussions, correspondence, agreements or understandings between the parties with respect to such matters, including without limitation the Non-Disclosure Agreement by and between the parties and dated June 2, 1998 and the Memorandum of Understanding dated November 4, 1998. Neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein (including the Exhibits attached hereto and incorporated herein by reference) or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized official of the party to be bound thereby.
     10.12. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, or by recognized courier service providing evidence of receipt, addressed as follows:

If to MOTOROLA to:	Motorola, Inc. 1303 East Algonquin Road Schaumberg, Illinois 60062 Attention: Vice President for Patents, Trademarks & Licensing

If to GENOMETRIX to:	GENOMETRIX Incorporated 3608 Research Forest Drive, Suite B7 The Woodlands, Texas 77381 Attention: Mitchell D. Eggers, Ph.D. Chief Executive Officer

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     10.13. The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.
     10.14. For the term of this Agreement, and for one (1) year after the expiration or termination of this Agreement, MOTOROLA agrees not to solicit any employees of GENOMETRIX without the prior written consent of GENOMETRIX, except through advertisements and solicitations directed to the market generally.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representatives:

MOTOROLA, INC.			GENOMETRIX INCORPORATED

By:	/s/ Rudyard Istvan		By:	/s/ Mitchell Eggers

		Rudyard Istvan		Mitchell D. Eggers
	Title:	Corporate Vice President and Corporate Director of Strategy		Chief Executive Officer

By:	/s/ Jonathan Meyer

Jonathan Meyer
	Title:	Corporate Vice President Assistance General Counsel and Director of Patents, Trademarks and Licensing

Exhibit A
GENOMETRIX PATENTS
1.	E-FIELD MANIPULATION IP.

U.S. 5,846,708 Issued 12/18/98

U.S. 5,653,939 Issued 8/5/97

U.S. 5,670,322 Issued 9/23/97

U.S. 5,532,128 Issued 7/2/98

USSN 08/511,649 Filed 8/7/95

USSN 07/872,582 Filed 4/23/92

USSN 07/794,036 Filed 11/19/91

USSN 08/353,957 Filed 12/12/94

USSN 08/457,096 Filed 6/1/95

USSN 08/633,861 Filed 4/15/96

WO 93/22678 Filed 11/11/93

PCT/US93/03829 Filed 4/23/92

EPC 92310253.7

Filed 11/10/92
2.	SURFACE CHEMISTRIES IP.

USSN 08/749,967 Filed 11/14/97

USSN 60/006,697 Filed 11/14/95

PCT/US96/18,212 Filed 11/14/96

European 96938841.2 Filed 11/14/96

Canada 2235762 11/14/96

Japanese 09-519045 Filed 11/14/96

3.	UNIVERSAL ARRAY IP.

USSN 60/034627 Filed 12/31/96

USSN 09/002170 Filed 12/31/97

PCT/US97/24098 Filed 12/31/97

Exhibit B
MASSACHUSETTS INSTITUTE OF TECHNOLOGY
GENOMETRIX, INCORPORATED
PATENT LICENSE AGREEMENT
(EXCLUSIVE)

TABLE OF CONTENTS

WITNESSETH	1
DEFINITIONS	2
GRANT	4
DUE DILIGENCE	6
ROYALTIES	7
REPORTS AND RECORDS	9
PATENT PROSECUTION	10
INFRINGEMENT	11
PRODUCT LIABILITY AND WARRANTIES	12
EXPORT CONTROLS	14
NON-USE OF NAMES	14
ASSIGNMENT	15
DISPUTE RESOLUTION	15
TERMINATION	16
PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	17
MISCELLANEOUS PROVISIONS	18
APPENDIX A	20
APPENDIX B	21
ATTACHMENT R	22

-i-

MASSACHUSETTS INSTITUTE OF TECHNOLOGY
GENOMETRIX, INCORPORATED
PATENT LICENSE AGREEMENT
          This Agreement is made and entered into this _______________, 1996, (the “Effective Date”) by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as “M.I.T.”), and GENOMETRIX, INCORPORATED, a corporation duly organized and existing under the laws of Delaware and a company having its principal office at 3608 Research Forest Drive, Suite B-7, The Woodlands, TX 77381 (hereinafter referred to as “LICENSEE”).
WITNESSETH
          WHEREAS, M.I.T.; the Houston Advanced Research Center, having its principal address at 3608 Research Forest Dr., Suite B-7, The Woodlands, TX 77381 (hereinafter “HARC”); and the Baylor College of Medicine, having its principal address at 1709 Dryden, Houston, TX 77030 (hereinafter “BCM”) are the owners of and have the right to grant licenses under certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 6394L, “Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques,” by Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;
          WHEREAS, HARC and BCM have appointed M.I.T. as their licensing agent for M.I.T. Case 6394L in the Technology Transfer and Royalty Sharing Agreement by and between M.I.T., HARC and BCM effective May 1, 1994.
          WHEREAS, LICENSEE and M.I.T. entered into an exclusive license agreement dated May 27, 1994 (attached hereto and referenced as ATTACHMENT R) which the parties now wish to terminate and replace with two agreements, one for intellectual property related to M.I.T. Case 5722L and M.I.T. Case 6838L the “5722L Agreement”, and one for intellectual property related to M.I.T. Case 6394L the “6394L Agreement”, which is this agreement;
          WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;
          WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is knowledgeable with respect to products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and
          WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS
          For the purposes of this Agreement, the following words and phrases shall have the following meanings:
     1.1 “LICENSEE” shall mean GENOMETRIX, INCORPORATED and shall include a related company of GENOMETRIX, INCORPORATED, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by GENOMETRIX, INCORPORATED, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of GENOMETRIX, INCORPORATED and an organization, the majority ownership of which is directly or indirectly common to the ownership of GENOMETRIX, INCORPORATED.
     1.2 “PATENT RIGHTS” shall mean all of the following M.I.T., HARC, and BCM intellectual property:
(a)	the United States and foreign patents and/or patent applications listed in Appendices A and B;

(b)	United States and foreign patents issued from the applications listed in Appendices A and B and from divisionals, continuations, revisions and reexaminations of these applications;

(c)	claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendices A and B;

(d)	claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in a, b or c above; and

(e)	any reissues of United States and foreign patents described in a, b or c above.
     1.3 A “LICENSED PRODUCT” shall mean any product or part thereof which:
(a)	is covered in whole or in part by a VALID CLAIM or a pending claim asserted in good faith contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

(b)	is manufactured by using a process which is covered in whole or in part by a VALID CLAIM or pending claim asserted in good faith contained in the

PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.
     1.4 A “LICENSED PROCESS” shall mean any process which is covered in whole or in part by a VALID CLAIM or a pending claim asserted in good faith contained in the PATENT RIGHTS.
     1.5 “NET SALES” shall mean LICENSEE’s and its sublicensees’ billings for LICENSED PRODUCTS and LICENSED PROCESSES sold hereunder less the sum of the following:
(a)	discounts allowed in amounts customary in the trade;

(b)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(c)	packing and crating charges separately stated;

(d)	outbound transportation prepaid or allowed;

(e)	amounts allowed or credited on returns, and

(f)	amounts paid to third parties to collect monies due from sublicensees.
          No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or except as provided above, for cost of collections. LICENSED PRODUCTS shall be considered “sold” when billed out or invoiced.
     1.6 “TERRITORY” shall mean worldwide.
     1.7 A “VALID CLAIM” shall mean a claim of an issued, unexpired patent contained in the PATENT RIGHTS so long as such claim shall not have been held invalid in an unappealed or unappealable decision rendered by a court of competent jurisdiction.
     1.8 “FIELD OF USE” shall mean all fields of use except the field of use of a GENOSENSOR SYSTEM previously licensed to Beckman Instruments, Inc. pursuant to the M.I.T. / Beckman Instruments, Inc. patent license agreement dated May 28, 1993, which term “GENOSENSOR SYSTEM” is defined in a Collaboration Agreement among M.I.T., Beckman

Instruments, Inc., GENOMETRIX and certain others, dated May 28, 1993 and amended November 5, 1993 to read:
“the system developed by the PARTIES as generally described in the AWARD proposal for detecting hybridization of target DNA/RNA to known DNA/RNA, PNA or other nucleic acid analog probes. The system will be used only for high and/or low resolution sequence determination and will consist of a microfabricated semiconductor device (“GENOSENSOR CHIP” or “CHIP”) designed to be used with an array of probes attached to a solid support, means for exposing the array of probes to target DNA/RNA (the sample), means for detecting whether or not (and where) hybridization has occurred and means for reporting the results. The solid support can be the GENOSENSOR CHIP itself or a separable support.”
     1.9 “6394L Agreement” shall mean this Agreement for the intellectual property related to M.I.T. Case 6394L and listed in Appendices A and B.
     1.10 “5722L Agreement” shall mean a license agreement by and between M.I.T. and LICENSEE for intellectual property related to M.I.T. Case 5722L and M.LT. Case 6838L, and executed on the Effective Date of this Agreement.
SECTION 2. GRANT
     2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.
     2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.
     2.3 In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell or import LICENSED PRODUCTS or to utilize LICENSED PROCESSES in the TERRITORY for the FIELD OF USE during the period of time commencing with the Effective Date of this Agreement and terminating with the expiration of ten (10) years after the Effective Date of this Agreement. If at the end of the exclusive period, LICENSEE has achieved all milestones within this agreement and has not breached this agreement, M.I.T. shall negotiate to extend the exclusive period, such negotiations shall be in good faith.
     2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any PATENT RIGHTS are issued, unless sooner terminated as hereinafter provided.
     2.5 M.I.T., HARC, and BCM reserve the right to practice under the PATENT RIGHTS for noncommercial research purposes.
     2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement. Such sublicenses may extend past the expiration date of the exclusive period of this Agreement, but any exclusivity of such sublicenses shall expire upon the expiration of LICENSEE’s exclusivity. Upon any termination of this Agreement, sublicensees’ rights shall also terminate, subject to Article 13.6 hereof.
     2.7 LICENSEE agrees that any sublicenses granted hereunder by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.
     2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.
     2.9 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T., which shall not be unreasonably withheld, provided M.I.T. receives its share of value.
     2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendices A and B hereof or not otherwise within the definition of PATENT RIGHTS.
SECTION 3. DUE DILIGENCE
     3.1 LICENSEE shall use its commercially reasonable best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.
     3.2 In addition, LICENSEE shall adhere to the following milestones.
(a)	LICENSEE shall deliver to M.I.T. on or before January 1 of each year of this license a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES.

(b)	LICENSEE shall make NET SALES of Licensed Products under M.I.T. Case 6394L according to the following schedule:

1997	$	*
1998	$	*
1999 and each year thereafter	$	*
     3.3 LICENSEE’S failure to perform in accordance with Paragraphs 3.1 and 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.
     3.4 In addition, in order to maintain exclusive rights to the PATENT RIGHTS, LICENSEE shall make NET SALES of Licensed Products relating to M.I.T. Case 6394L according to the following schedule:

1997	$	*
1998	$	*
1999 and each year thereafter	$	*
     3.5 LICENSEE’s failure to perform in accordance with Article 3.4 above shall be grounds for M.I.T. upon written notice to terminate the exclusive provisions of this Agreement and to convert the license granted by this Agreement to nonexclusive.
SECTION 4. ROYALTIES
     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or if earlier until this Agreement shall be terminated:

(a)	Shares of common stock of LICENSEE equal to * (*%) of the total outstanding common and preferred shares of LICENSEE. Said shares shall be due within thirty (30) days of LICENSEE’s raising * ($*), cumulative of equity financing and shall be transferred to M.I.T. at no charge to M.I.T. M.I.T. agrees to make to the LICENSEE customary representations required of equity investors which have equity in LICENSEE. Thereafter, no additional shares shall be due to M.I.T., provided that in subsequent rounds of financing, M.I.T. shall have the right to invest in that number of additional shares of common or preferred stock of the LICENSEE as are issued by the LICENSEE in any subsequent financing in an amount equal to the percentage of the outstanding Common Stock owned by M.I.T. immediately prior to such financing provided that for purposes of determining such percentage, any shares of convertible preferred stock shall be included on an as converted basis provided, however, in any event, M.I.T.’s right of participation shall not apply to any issuance of shares of capital stock or grant of an option or other right to purchase shares of capital stock to employees, directors, officers, advisors or consultants of or to LICENSEE or in connection with license, joint venture, corporate partnering or research and development agreement or equipment or lease financing arrangements. M.I.T.’s right of purchase shall be at the same price payable by other investors in such financing. LICENSEE shall provide M.I.T. written notice of such a financing and the purchase terms and M.I.T. shall have ten (10) business days to elect by written notice to the LICENSEE to participate in such financing. M.I.T. shall be required in the event of its participation to make customary investment representations in connection with such purchase, including meeting any accreditation or suitability standards imposed by federal or state securities law. The right of purchase set forth herein shall not apply to any securities offered in a public offering and shall terminate upon the consummation of an initial public offering of the LICENSEE registered under the Securities Act of 1933. This stock provision applies in the aggregate to the funds raised under the 5722L Agreement and to funds raised under this Agreement, and the funds raised under the now terminated Agreement dated May 27, 1994.

(b)	Running Royalties in an amount equal to * (*%) of the NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES sold by the LICENSEE during the period of this Agreement.

(c)	* (*%) of any sublicense fee received by LICENSEE from a sublicensee during the period of this Agreement.

(d)	* (*%) of any running and/or minimum royalty received by LICENSEE from a sublicensee during the period of this Agreement. In no event shall the amount due M.I.T. under the above provision be less than * (*%) or more than * (*%) of the NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES sold by said sublicensee.
     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.
     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, sale or import are or shall be covered by more than one PATENT RIGHTS patent application and/or PATENT RIGHTS patent licensed under this Agreement.
     4.4 If LICENSEE pays royalties to a third party for patents necessary to the manufacture, use or sale of a LICENSED PRODUCT or LICENSED PROCESS, then LICENSEE may credit * (*%) of the third party royalties paid against the royalties otherwise due to M.I.T. for the LICENSED PRODUCT or LICENSED PROCESS under Article 4.1(b) above; provided, however, that the royalties paid to M.I.T. for that LICENSED PRODUCT or LICENSED PROCESS shall not be less than * (*%) of those otherwise due under Article 4.1 above.
     4.5 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar semiannual reporting period to which such royalty payments relate.
SECTION 5. REPORTS AND RECORDS
     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times and upon reasonable notice for three (3) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or by an independent auditor selected by M.I.T. who is acceptable to LICENSEE (which acceptance shall not be unreasonably withheld) for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this

Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to M.I.T.’s detriment, LICENSEE agrees to pay the full cost of such inspection. M.I.T. shall not inspect such books more than once in any twelve (12) month period and any inspection following termination of this Agreement shall be conducted within twelve (12) months of the effective date of such termination.
     5.2 Before the first commercial sale by LICENSEE or any sublicensee of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall submit the reports due under Article 3.2(a) on January 1 of each year. After the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE, within sixty (60) days after June 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:
(a)	number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees;

(b)	total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

(c)	accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees;

(d)	deductions applicable as provided in Article 1.5;

(e)	royalties due on additional payments from sublicensees under Article 4.1(c) and 4.1(d).

(f)	total royalties due; and

(g)	names and addresses of all sublicensees of LICENSEE.
     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.
     5.4 On or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year, LICENSEE shall provide M.I.T. with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

     5.5 The royalty payments set forth in this Agreement and amounts due under Article 6 shall, if overdue, bear interest until payment at a per annum rate * (*%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date or the highest rate allowed by law, whichever is less on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.
SECTION 6. PATENT PROSECUTION
     6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in the foreign countries listed in Appendix B hereto. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance. M.I.T. shall promptly provide LICENSEE with (i) a copy of all applications filed with the various patent offices (together with a translation thereof if available and if requested by LICENSEE); (ii) a copy of each communication from a patent office relating to each such application (together with a translation thereof if available and if requested by LICENSEE); and, (iii) a copy of each response to the patent office communication relating to each such application (together with a translation thereof if available and if requested by LICENSEE). At LICENSEE’s request, LICENSEE shall have the right to file, prosecute and maintain the patent applications for M.I.T. Case No. Case 6394L “Methods And Apparatus For Detecting And Imaging Particles” in M.I.T.’s name in such foreign jurisdictions other than those listed on Appendix B as it may deem appropriate, at LICENSEE’s own cost and expense. M.I.T. shall cooperate with LICENSEE in any such filing, prosecution and maintenance.
     6.2 Payment of all fees and costs relating to the filing, normal prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. Normal prosecution shall not include appeals, interferences and oppositions unless separately agreed to by

LICENSEE in each instance before expense therefor is incurred. M.I.T. is not obligated to pay for such appeals, interferences and oppositions.
SECTION 7. INFRINGEMENT
     7.1 Each party shall inform the other party promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.
     7.2 During the term of this Agreement, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff if required by law in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T. and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.
     7.3 If within six (6) months after having been notified of any alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff if required by law; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T. which consent shall not unreasonably be withheld or delayed, but nothing herein shall require LICENSEE to continue prosecuting any such suit beyond the time which LICENSEE deems, in its sole judgment, desirable. LICENSEE shall indemnify M.I.T. as appropriate, against any order for costs that may be made against M.I.T. in such proceedings.
     7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to * (*%) of the payments otherwise thereafter due M.I.T. under Article 4 hereof and apply the same toward reimbursement of up to half of LICENSEE’s expenses, including reasonable attorneys’ fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between LICENSEE and M.I.T.
     7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T. at its sole option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.
     7.6 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.
     7.7 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS.
SECTION 8. PRODUCT LIABILITY AND WARRANTIES
     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., HARC, and BCM, their trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) by LICENSEE.
     8.2 Prior to the first use of a LICENSED PRODUCT and/or LICENSED PROCESS for a commercial application involving human subjects LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T., HARC, and BCM with respect to events covered by Article 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the

Commonwealth of Massachusetts, shall list M.I.T., HARC, and BCM as additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T., HARC, and BCM prior to any cancellation or material change thereof. The limits of such insurance shall not be less than * ($*) per occurrence with an aggregate of * ($*) for personal injury or death, and * ($*) per occurrence with an aggregate of * ($*) for property damage. LICENSEE shall provide M.I.T., HARC, and BCM with Certificates of Insurance evidencing the same.
     8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., HARC, and BCM, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T., HARC, AND BCM THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., HARC, AND BCM, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T., HARC, OR BCM SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.
     8.4 M.I.T. warrants and represents that it is an owner of the right, title in and to the inventions included in the PATENT RIGHTS and that it has acquired the right to grant licenses to the patent applications and patents included in the PATENT RIGHTS of the scope herein granted. M.I.T.’s liability under this provision shall be limited to the total sum paid to M.I.T. by LICENSEE under this Agreement.

SECTION 9. EXPORT CONTROLS
          It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.
SECTION 10. NON-USE OF NAMES
          Except as otherwise required by law LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology, Lincoln Laboratory, HARC or BCM, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that (a) LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS and (b) LICENSEE may use the name of any employee of M.I.T., Lincoln Laboratory, HARC or BCM who is a consultant to and/or member of an advisory board of LICENSEE, with the permission of such consultant or advisory board member, and making clear their affiliation with LICENSEE.

SECTION 11. ASSIGNMENT
          This Agreement is not assignable and any attempt to do so shall be void, except that any LICENSEE may assign this Agreement to any person, firm or corporation succeeding to that portion of its business to which this Agreement pertains as a result of sale, merger, consolidation, reorganization or otherwise provided such person, firm or corporation shall, without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of the assigning party and provided further that LICENSEE may assign this Agreement to (or grant an exclusive license to) any special purpose entity, partnership or joint venture in which LICENSEE has an interest or the rights to acquire developed technology.
SECTION 12. DISPUTE RESOLUTION
     12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty (60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such film for a mediation hearing.

Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.
     12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.
SECTION 13. TERMINATION
     13.1 If LICENSEE shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon notice by M.I.T.
     13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T., M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days’ notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period; provided, however, that if LICENSEE in good faith shall dispute all or any part of such payment and shall invoke the provisions of Article 12 hereof, M.I.T. shall have no right to terminate this Agreement until M.I.T. shall have a favorable result from any such mediation and LICENSEE shall thereafter continue to refuse to make any such payment. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.
     13.3 Upon any material breach or default of this Agreement by LICENSEE (excluding Articles 3), other than those occurrences set out in Articles 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Article 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days’ notice to LICENSEE. Upon any material breach or default of Article 3, M.I.T. shall have the right to terminate LICENSEE’s rights as provided in Article 3. Such termination shall become automatically effective unless LICENSEE shall have cured or have begun substantial efforts toward curing any such breach or default prior to the expiration of the ninety (90) day period. If, prior to the expiration of the ninety (90) day notice from M.I.T. of intent to terminate LICENSEE has begun substantial efforts toward curing such breach or default and has documented such efforts in writing to M.I.T., LICENSEE shall have an additional ninety (90) days to complete the cure. If the breach or default is not cured within a total of one hundred eighty (180) days from the original notice of intent to terminate, this Agreement shall then terminate.
     13.4 LICENSEE shall have the right to terminate this Agreement at any time on three (3) months’ notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.
     13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 8, 9, 10, 13.5, 13.6, and 16 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.
     13.6 No sublicense agreement which may have been entered into by LICENSEE hereunder prior to any surrender or termination of this Agreement or of any of the licenses herein granted under the provisions of this Article 13 shall be affected by any surrender or termination of the licenses herein granted except that M.I.T. shall be substituted for LICENSEE in all of such sublicense agreements and LICENSEE shall be discharged of all obligations accrued or to accrue thereafter under all such sublicense agreements and under this Agreement with respect to such sublicense agreements.
SECTION 14. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
          Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given if sent to such party by certified first class mail, postage prepaid, or nationally recognized air carrier service, addressed to it at its address below or as it shall designate by written notice given to the other party.

          All such payments, notices or communications shall be deemed given on the date of actual receipt or, if earlier, five (5) business days after sending in accordance with this Article 15. All notices hereunder shall be in writing.
          In the case of M.I.T.:
Director
Technology Licensing Office
Massachusetts Institute of Technology
77 Massachusetts Avenue, Room E32-300
Cambridge, Massachusetts 02139
          In the case of LICENSEE:
President
GENOMETRIX, INCORPORATED
3608 Research Forest Drive, Suite B-7
The Woodlands, TX 77381
SECTION 15. MISCELLANEOUS PROVISIONS
     15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.
     15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.
     15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers to the extent reasonably practical. All

LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.
     15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.
     15.6 The headings and captions of the various Articles of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
          IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		GENOMETRIX, INCORPORATED

By		By

	Name		Name
	Title		Title
	Date		Date

APPENDIX A
UNITED STATES PATENT RIGHTS
M.I.T. Case No. Case 6394L
“Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich
that includes patent application
USSN 08/201,651
“Methods and Apparatus for Detecting and Imaging Particles”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and Barry Burke
Filed February 25, 1994
USSN 08/601,838
“Lensless Detection and Imaging of Molecular Substances”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and Barry Burke
Filed February 15, 1996

APPENDIX B
1. Foreign patent applications and patents within the PATENT RIGHTS as of Effective Date:
M.I.T. Case No. Case 6394L
“Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich
that includes patent application
PCT/US95/01725, filed February 9, 1995 (based on USSN 08/201,651)
Designating:	Canada, Japan and Europe (Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden)
“Methods and Apparatus for Detecting and Imaging Particles”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich and Barry Burke
2. Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:
For:
M.I.T. Case No. Case 6394L
“Methods And Apparatus For Detecting And Imaging Particles Using Large Format Solid State Imaging Techniques”
By Mitchell Eggers, Daniel Ehrlich, Michael Hogan, Mark Hollis, Bernard Kosicki, and Robert Reich
Canada, Japan and Europe (Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden)
NO ADDITIONAL COUNTRIES DESIGNATED OR FOREIGN FILINGS REQUESTED AS OF FEBRUARY 23, 1996.

ATTACHMENT R
FIRST AMENDMENT
     This Agreement pertains to a License Agreement effective May 27, 1994 by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY (M.I.T.) and GENOMETRIX INCORPORATED (LICENSEE).
     WHEREAS, LICENSEE has been diligently soliciting equity financing for the purpose of commercializing the technology licensed in the above-referenced License Agreement, and has delivered documents to M.I.T. demonstrating their efforts; and
     WHEREAS, LICENSEE has raised Eight Hundred Thousand Dollars ($800,000) in equity financing to date.
     NOW, THEREFORE, the parties hereby agree to modify the License Agreement by deleting paragraph 3.10 (a) in its entirety and substituting therefor the following:
3.10 In addition, in order to maintain exclusive rights to the PATENT RIGHTS relating to MIT case 5722L, LICENSEE shall adhere to the following milestones:
a.	LICENSEE shall raise One Million Five Hundred Thousand Dollars ($1,500,000) in equity financing by January 31, 1996. Said financing to be used to commercialize M.I.T. case 5722L

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		GENOMETRIX, INCORPORATED

By		By

	Name		Name
	Title		Title
	Date		Date

Exhibit C
EXCLUSIVE LICENSE AGREEMENT
     This Exclusive License Agreement (hereinafter called “Agreement”), to be effective as of the 31st day of May, 1998 (hereinafter called “Agreement Date”), is by and between Baylor College of Medicine (hereinafter called “BAYLOR”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Genometrix, Inc, a corporation organized under the laws of Delaware and having a principal place of business at 3608 Research Forest Drive, Suite B7, The Woodlands, Texas 77381, and its Affiliates (hereinafter, collectively referred to as “GENOMETRIX”).
     WITNESSETH:
     WHEREAS, scientists at BAYLOR and GENOMETRIX have invented the Subject Technology (as defined below) under and pursuant to that certain Collaboration Agreement dated May 28, 1993, as amended November 5, 1993, among Houston Advanced Research Center (hereinafter called “HARC”), Massachusetts Institute of Technology (hereinafter called “MIT”), BAYLOR, Beckman Instruments, Inc. (hereinafter called “BECKMAN”), Microlab Technologies, Inc., Genosys Biotechnologies, Inc., Triplex Pharmaceutical Corporation, Laboratories for Genetic Services and GENOMETRIX (hereinafter called “the Collaboration Agreement”) which agreement includes as Appendix C thereto the Technology Transfer and Royalty-Sharing Agreement dated May 28, 1993 among HARC, MIT and BAYLOR (the “Tech Transfer Agreement”) under which inventions made by the parties thereto are jointly pooled and administered, a copy of which agreements are attached hereto as Exhibit A; and
     WHEREAS, the aforementioned inventors have each assigned all their respective rights to the invention to his/her respective employers; and
     WHEREAS, pursuant to the Collaboration Agreement, BAYLOR notified MIT of the making of the invention of the Subject Technology which is defined in the Collaboration Agreement as a Foreground Invention, and MIT by its letter of February 6, 1996, notified BECKMAN of the disclosure by BAYLOR of the making of the invention of said Subject Technology; and
     WHEREAS, BECKMAN by its letter of September 10, 1996, notified MIT that BECKMAN had elected not to seek patent protection for the subject matter of the Subject Technology, a copy of which letters are attached as Exhibit B; and
     WHEREAS, pursuant to that certain Letter Agreement among BAYLOR, MIT and HARC dated April, 30 1997, a copy of which is attached hereto as Exhibit C, BAYLOR, MIT and HARC agreed: (i) that the Subject Technology is expressly excluded from the Tech Transfer Agreement; and (ii) that BAYLOR may in accordance therewith file patent applications on the Subject Technology and execute an exclusive license agreement with GENOMETRIX with respect to BAYLOR’s rights in and to the Subject Technology; and

     WHEREAS, BAYLOR is willing to grant an exclusive, worldwide, perpetual license to BAYLOR’s rights in and to the Subject Technology to GENOMETRIX on the terms set forth herein; and
     WHEREAS, GENOMETRIX desires to obtain said exclusive license to said rights under the Subject Technology.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:
SECTION 1. DEFINITIONS AS USED HEREIN
     1.1 The term “Subject Technology” shall mean United States Patent Application Serial No. 08/749,967, entitled “Integrated Nucleic Acid Hybridization Devices Based Upon Active Surface Chemistry,” which was filed on November 14, 1996, on which Michael Hogan, Ph.D., Tom Powdrill, Ph.D., Bonnie Iverson, Du Xiao and Nobuko Akiyama, employees of BAYLOR (hereinafter collectively called “the Baylor Inventors”) and Arnab Mallik, an employee of GENOMETRIX, are listed as inventors, together with all other pending United States patent applications or parts thereof and any United States patent which issues from any such pending applications and any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part, and extensions thereof, and all other counterpart, pending or issued patents in all other countries.
     1.2 The term “Licensed Product(s)” shall mean all products that incorporate, utilize or are made with the use of the Subject Technology.
     1.3 The term “Research Field” shall mean the research market.
     1.4 The term “Clinical Field” shall mean the clinical diagnostic market.
     1.5 The term “Net Sales” shall mean the gross amount of monies or cash equivalent or other consideration which is paid by unrelated third parties to GENOMETRIX for the Licensed Products by sale or other mode of transfer, less all trade, quantity and cash discounts actually allowed, credits, and allowances actually granted on account of rejections, returns or billing errors, duties, transportation and insurance, taxes and other governmental charges actually paid. The term “Net Sales” in the case of non-cash sales, shall mean the fair market value of all equivalent or other consideration received by GENOMETRIX for the Licensed Products.
     1.6 The term “Affiliates” shall mean any corporation, partnership, joint venture or other entity of which the common stock or other equity ownership thereof is twenty five percent (25%) or more owned by GENOMETRIX.
     1.7 The term “the Parties” shall mean GENOMETRIX and BAYLOR.

SECTION 2. GRANT OF LICENSE
     2.1 BAYLOR hereby grants to GENOMETRIX an exclusive, worldwide, perpetual right and license to BAYLOR’s rights under the Subject Technology, with the right to grant sublicenses, to make, have made, use, market, sell and offer to sell Licensed Products.
     2.2 The grant in Section 2.1 shall be further subject to and restricted by the following reserved rights:
     (a) the use of the Subject Technology by BAYLOR, MIT and HARC for non-commercial research, patient care, teaching and other educationally related purposes;
     (b) the use of the Subject Technology by the Baylor Inventors for non-commercial research purposes at academic or research institutions;
     (c) the freedom from assertion with respect to any patents issued on the Subject Technology in-so-far as the use of the Subject Technology relates to Genosensor Systems (as defined in the Collaboration Agreement), specifically under and pursuant to Paragraph 2.3 of the Collaboration Agreement; and
     (d) any non exclusive license of the Subject Technology that BAYLOR, MIT, GENOMETRIX or any other party to the Collaboration Agreement is required by law or regulation to grant to the United States of America or any agency thereof or to a foreign state pursuant to an existing or future treaty with the United States of America.
SECTION 3. PAYMENTS
     3.1 As full consideration for the rights conveyed by BAYLOR under this Agreement, GENOMETRIX shall pay BAYLOR a license fee of * ($*) to recover the costs of filing the provisional patent application on the invention included within the Subject Technology upon reaching Net Sales of * ($*).
     3.2 Should GENOMETRIX fail to make any payment whatsoever due and payable to BAYLOR hereunder, BAYLOR may, at its sole option, terminate this Agreement as provided in Paragraph 6.2.
     3.3 All payments due hereunder are expressed in and shall be paid by check payable in United States of America currency, without deduction of exchange, collection or other charges, to BAYLOR, or to the account of BAYLOR at such other bank as BAYLOR may from time to time designate by notice to GENOMETRIX.
     3.4 All payments shall be sent to the address listed in Paragraph 10.1.
SECTION 4. SUBLICENSES
     All sublicenses granted by GENOMETRIX of its rights hereunder shall be subject to the terms of this Agreement. GENOMETRIX shall be responsible for its sublicensees and shall not grant any rights which are inconsistent with the rights granted to and obligations of GENOMETRIX hereunder. Any act or omission of a sublicensee which would be a breach of this Agreement if performed by GENOMETRIX shall be deemed to be a breach by GENOMETRIX of this Agreement. No such sublicense agreement shall contain any provision which would cause it to extend beyond the term of this Agreement. GENOMETRIX shall give BAYLOR prompt notification of the identity and address of each sublicensee with whom it concludes a sublicense agreement and shall supply BAYLOR with a copy of each such sublicense agreement.
SECTION 5. PATENTS AND INFRINGEMENT
     5.1 GENOMETRIX agrees to pay all costs incident to the filing, prosecuting and maintaining of the Subject Technology in the United States and elected foreign countries, and, any and all costs incurred in filing continuations, continuations-in-part, divisionals or related applications thereon and any reexamination or reissue proceedings thereof.
     5.2 In the event that GENOMETRIX decides not to: (i) continue prosecution of the Subject Technology to issuance or (ii) maintain any United States or foreign issued patent on the Subject Technology, GENOMETRIX shall timely notify BAYLOR in writing thereof in order that BAYLOR may continue: (i) said prosecution of such patent applications or (ii) said maintenance of issued patents, at its own expense. GENOMETRIX’s right under this Agreement to make, have made, use, market, sell or offer to sell the Subject Technology under this patent shall immediately terminate upon the giving of such notice. If GENOMETRIX fails to notify BAYLOR in sufficient time for BAYLOR to assume said costs, GENOMETRIX shall be considered in default of this Agreement.
     5.3 BAYLOR agrees to keep GENOMETRIX fully informed, at GENOMETRIX’s expense, of all prosecutions and other actions pursuant to this Section 5, except for applications/patents for which GENOMETRIX elects to discontinue prosecution/maintenance, including submitting to GENOMETRIX copies of all official actions and responses thereto.
     5.4 BAYLOR agrees to reasonably cooperate with GENOMETRIX to whatever extent is reasonably necessary to procure the Subject Technology, including executing any and all documents reasonably required to provide GENOMETRIX the full benefit of the license granted herein.
     5.5 Each Party shall promptly inform the other of any suspected infringement of any claims in the Subject Technology or the misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Subject Technology by a third party, and with respect to such activities as are suspected, GENOMETRIX shall have the right, but not the obligation, to institute an action for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party. If GENOMETRIX fails to bring such an action or proceeding within a period of three (3) months after receiving notice or otherwise having knowledge of such infringement, then BAYLOR shall have the right, but not the obligation, to prosecute the same at its own expense. Should either BAYLOR or GENOMETRIX commence suit under the provisions of this Paragraph 5.5 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. All recoveries, whether by judgment, award, decree or settlement, from infringement or misuse of Subject Technology shall be apportioned as follows: the Party bringing the action or proceeding shall first recover an amount equal to two (2) times the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding and the remainder shall be divided equally between GENOMETRIX and BAYLOR.
     5.6 Neither BAYLOR nor GENOMETRIX shall settle any action covered by Paragraph 5.5 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.
     5.7 BAYLOR shall not be liable for any losses incurred as the result of an action for infringement brought against GENOMETRIX as the result of GENOMETRIX’s exercise of any right granted under this Agreement. The decision to defend or not defend shall be in GENOMETRIX’s sole discretion.
SECTION 6. TERM AND TERMINATION
     6.1 Unless earlier terminated as hereinafter provided, GENOMETRIX shall have a perpetual, royalty-free license to the Subject Technology.
     6.2 In the event of default or failure by GENOMETRIX to perform any of the terms, covenants or provisions of this Agreement, GENOMETRIX shall have thirty (30) days after the giving of written notice of such default by BAYLOR to correct such default. If such default is not corrected within the said thirty (30) day period, BAYLOR shall have the right, at its option, to cancel and terminate this Agreement. The failure of BAYLOR to exercise such right of termination, for non-payment of fees or otherwise, shall not be deemed to be a waiver of any right BAYLOR might have, nor shall such failure preclude BAYLOR from exercising or enforcing said right upon any subsequent failure by GENOMETRIX.
     6.3 BAYLOR shall have the right, at its option, to cancel and terminate this Agreement in the event that GENOMETRIX shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for GENOMETRIX and GENOMETRIX shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings. In the event of termination of this Agreement, all of BAYLOR’s rights in and to the Subject Technology shall revert to BAYLOR.
     6.4 At the date of any termination of this Agreement pursuant to Paragraph 6.2 hereof for breach by GENOMETRIX, or pursuant to Paragraph 6.3 hereof, as of the receipt by GENOMETRIX of notice of such termination, all of BAYLOR’s rights in and to the Subject Technology shall revert to BAYLOR.
     6.5 No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination. The obligations of Sections 4 and 11 shall survive termination of this Agreement.

SECTION 7. ASSIGNABILITY
     This Agreement shall be binding upon and shall inure to the benefit of BAYLOR and its assigns and successors in interest, and shall be binding upon and shall inure to the benefit of GENOMETRIX and the successor to all or substantially all of its assets or business to which this Agreement relates, but shall not otherwise be assignable or assigned by GENOMETRIX without prior written approval by BAYLOR being first obtained, which approval shall not be unreasonably withheld.
SECTION 8. GOVERNMENTAL COMPLIANCE
     GENOMETRIX shall at all times during the term of this Agreement and for so long as it shall use the Subject Technology or sell Licensed Products comply and cause its sublicensees to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of Licensed Products or any other activity undertaken pursuant to this Agreement.
SECTION 9. GOVERNING LAW
     This Agreement shall be deemed to be subject to, and have been made under, and shall be construed and interpreted in accordance with the laws of the State of Texas. This Agreement is expressly acknowledged to be subject to all federal laws including, but not limited to, the Export Administration Act of the United States of America. No conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered.
     This Agreement is performable in part in Harris County, Texas, and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and agree that any litigated dispute will be conducted solely in such courts.
SECTION 10. ADDRESSES
     10.1 All payments should be made payable to “Baylor College of Medicine” and should be sent to the address below:
BAYLOR Tax ID #: 74-1613878
Vice President & Director of Licensing
BCM Technologies, Inc.
1709 Dryden Road, Suite 901
Houston, TX 77030
     10.2 All notices or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:

In the case of BAYLOR:
Senior Vice President & General Counsel
Baylor College of Medicine
One Baylor Plaza
Houston, TX 77030
In the case of GENOMETRIX:
President
Genometrix, Inc.
3608 Research Forest Drive
Suite B7
The Woodlands, TX 77381
With a copy to:
Vice President & Director of Licensing
BCM Technologies, Inc.
1709 Dryden Road, Suite 901
Houston, TX 77030
SECTION 11. ADDITIONAL PROVISIONS
     11.1 Use of BAYLOR/MIT/HARC Name. GENOMETRIX agrees that it shall not use in any way the names “Baylor College of Medicine,” “Massachusetts Institute of Technology” or “Houston Advanced Research Center” or any logotypes or symbols associated with BAYLOR, MIT or HARC or the names of any of the scientists or other researchers at BAYLOR, MIT or HARC, respectively, without the prior written consent of BAYLOR, MIT or HARC, as the case may be.
     11.2 Representation of GENOMETRIX. GENOMETRIX represents and warrants that as a party thereto, it has read and understands (i) the Collaboration Agreement and all exhibits thereto, (ii) all of the rights and obligations of the parties thereto and (iii) the Letter Agreement and the letters referenced in the “whereas” clauses at the beginning of this Agreement.
     11.3 Indemnity. Each Party shall notify the other of any claim, lawsuit or other proceeding related to the Subject Technology. Subject to the following sentence, GENOMETRIX agrees that it will defend, indemnify and hold harmless BAYLOR, MIT, HARC, and each of their respective faculty members, scientists, researchers, employees, officers trustees, directors, and agents and each of them (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of the design, process, manufacture or use by any person or a party of the Subject Technology, or any other embodiment of the Subject Technology even though claims, causes of action, lawsuits or other proceedings and the costs (including attorney’s fees) related thereto result in whole or in part from the negligence of any of the Indemnified Parties or are based upon doctrines of strict liability or product liability. Notwithstanding any provisions herein to the contrary, BAYLOR shall indemnify GENOMETRIX for any claims for injuries to persons or property damage which occur on BAYLOR premises or premises under the exclusive control of BAYLOR. GENOMETRIX will also assume responsibility for all costs and expenses related to such claims and lawsuits for which it is obligated to indemnify the Indemnified Parties pursuant to this Paragraph 11.3, including, but not limited to, the payment of all reasonable attorneys’ fees and costs of litigation or other defense.

     11.4 Insurance.
     (a) GENOMETRIX shall, for so long as GENOMETRIX manufactures, uses or sells any Licensed Product(s) in the Research Field, maintain in full force and effect policies of (i) worker’s compensation and/or employers’ liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*). Such coverage(s) shall be purchased from a carrier or carriers deemed acceptable to BAYLOR. Upon request by BAYLOR, GENOMETRIX shall provide to BAYLOR copies of said policies of insurance.
     (b) GENOMETRIX shall, for so long as GENOMETRIX manufactures, uses or sells any Licensed Product(s) in the Clinical Field, maintain in full force and effect policies of (i) worker’s compensation and/or employers’ liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*) and (iii) products liability insurance, with limits of not less than * ($*) per occurrence with an annual aggregate of * ($*). Such coverage(s) shall be purchased from a carrier or carriers deemed acceptable to BAYLOR and shall name BAYLOR as an additional insured. Upon request by BAYLOR, GENOMETRIX shall provide to BAYLOR copies of said policies of insurance.
     11.5 BAYLOR’s Disclaimers. Neither BAYLOR, MIT, HARC nor any of their respective faculty members, researchers, trustees, officers, employees, directors, or agents assume any responsibility for the manufacture, product specifications, sale or use of the Subject Technology or the Licensed Products which are manufactured by or sold by GENOMETRIX.
     11.6 Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.
     11.7 DISCLAIMER OF WARRANTY. BAYLOR, MIT AND HARC MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT TECHNOLOGY OR LICENSED PRODUCTS AND BAYLOR, MIT AND HARC MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY OR LICENSED PRODUCTS OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON, IF ANY, OR THAT THE SUBJECT TECHNOLOGY OR LICENSED

PRODUCTS ARE OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES.
     11.8 Non-Waiver. The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.
     11.9 Reformation. The Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries, and that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final, unappealable order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto.
     11.10 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.
     11.11 Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties and shall supersede all previous agreements, either oral or written, between the Parties hereto with respect to the subject matter hereof. No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.
     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

GENOMETRIX, INC.		BAYLOR COLLEGE OF MEDICINE

/s/ Pies		/s/ W. Dalton Tomlin
Name: Title:	Pies CEO	Name: Title:	W. Dalton Tomlin Senior Vice President & General Counsel
Date:	07/20/1998	Date:	06/01/1998

Exhibit 10.7 to the Registration Statement
     CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
PATENT LICENSE AGREEMENT
     THIS PATENT LICENSE AGREEMENT dated as of the 16th day of November, 2000 (the “EFFECTIVE DATE”), is by and between MOTOROLA, INC., a Delaware corporation having an office at 4088 Commercial Drive, Northbrook, Illinois 60062 (hereinafter, together with its SUBSIDIARIES, “MOTOROLA”), and GENOMETRIX GENOMICS INCORPORATED, a Delaware corporation having its offices at 2700 Research Forest Drive, The Woodlands, Texas 77381 (hereinafter, together with its SUBSIDIARIES, “GENOMETRIX”), and;
     WHEREAS, GENOMETRIX owns various patents and has applications for patents pending, in various countries of the world, covering subject matter including that referred to herein as the PRINT IP, (as defined below);
     WHEREAS, MOTOROLA wishes to obtain certain rights and licenses under PRINT IP and GENOMETRIX PATENTS (as defined below), including certain rights to grant sublicenses; and
     WHEREAS, GENOMETRIX is willing to grant MOTOROLA the rights and licenses set forth below,
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. DEFINITIONS
     Capitalized terms used in this Agreement shall have the definitions of this Section, and shall include the singular as well as the plural.
     1.1. AFFILIATE means any corporation or other legal entity that controls, is controlled by, or is under common control with the named entity. For purposes of this definition, “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of the entity which are entitled to vote in the election of directors.
     1.2. EFFECTIVE DATE means the date of this Agreement as first set forth above.
     1.3. PRINT IP means methods or device(s) for making a reaction substrate for use as an assay device through the parallel printing of biosites on the reaction substrate, using a plurality of capillaries or capillary action in flow communication with a plurality of reagent supply chambers and means to deliver probe containing reagent from the supply area to a biosite on the reaction substrate.
     1.4. GENOMETRIX PATENTS means U.S. Patent No. 6,083,763 and other issued patents based on pending patent applications, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof; having an application priority date prior to the Effective Date, to the extent the claims of such patents cover PRINT IP. The term GENOMETRIX PATENTS includes only such patents and patent applications which are owned, licensed to or otherwise controlled by GENOMETRIX and with respect to which GENOMETRIX has the right to grant the licenses set forth herein; and provided, further,

GENOMETRIX PATENTS shall include such patents or patent applications only to the extent to which and subject to the conditions under which GENOMETRIX has the right to grant licenses or rights of the scope granted herein.
     1.5. LICENSED PRODUCTS means (i) products and services based on arrays of any size greater than three hundred ninety nine (399) elements (excluding elements required for redundancy or calibration) and used for any application and (ii) products and services based on arrays of any size that use electronic detection and used for any application, and (iii) products and services based on arrays of any size and used for any diagnostic application, the manufacture, use or sale of which (i) by MOTOROLA or its AFF’ILIATE(s) would, but for the license granted in Article 2 hereof, infringe a VALID PATENT CLAIM or (ii) by GENOMETRIX or its AFFILIATE(s) would, but for the license granted in Article 3 hereof, infringe a VALID PATENT CLAIM. For purposes of this Section 1.7, an “array” may be comprised of a substrate onto which biological probes are attached, or comparable implementations utilizing microfluidics.
     1.6. NET SALES means billings by MOTOROLA, its AFFILIATES or its sublicensees for LICENSED PRODUCTS sold, leased or transferred hereunder, less the sum of the following: (a) discounts allowed in amounts customary in the trade; (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales; (c) packing and crating charges separately stated; (d) outbound transportation prepaid or allowed; and (e) amounts allowed or credited on returns. No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by MOTOROLA and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered “sold” when billed out or invoiced.
For LICENSED PRODUCTS disposed of other than by sale, the NET SALES of such LICENSED PRODUCTS shall be determined based on the fair market value of such LICENSED PRODUCTS. In the event that a LICENSED PRODUCT is sold, leased, disposed of or otherwise transferred between MOTOROLA and an entity affiliated with MOTOROLA in a transaction which results in revenue to MOTOROLA, the NET SALES of LICENSED PRODUCTS with respect to such transfer shall be calculated based on the price at which similar quantities of such LICENSED PRODUCT would have been sold to an independent THIRD PARTY in an arms-length transaction as of the date of such transfer.
In the event that a LICENSED PRODUCT is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, and such other integral components are not sold separately, the parties shall arrive at a reasonable method of calculating NET SALES with respect to such LICENSED PRODUCT, based on the relative fair market value of such LICENSED PRODUCT as compared with the fair market value of such other integral components, and pursuant to the procedures set forth in this paragraph. In addition, royalties paid to THIRD PARTIES shall be a consideration in determining fair market value. If MOTOROLA and GENOMETRIX cannot agree on the NET SALES of a particular LICENSED PRODUCT that is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, such NET SALES shall be determined as follows: a mutually agreeable THIRD PARTY with experience in the relevant technology shall be selected by the American Arbitration Association to determine the method of calculating the NET SALES (the

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“Representative”). Each party shall present the Representative with a detailed written position and have an opportunity for an oral presentation. The decision of the Representative shall be final, binding and not appealable, and such proceeding shall be completed within sixty (60) days of the selection of the Representative. Each of GENOMETRIX and MOTOROLA shall bear its own costs in connection with such NET SALES determination, and each shall pay one-half of the fees of the Representative.
     1.7. SUBLICENSE INCOME means the cash amounts received by MOTOROLA from a THIRD PARTY sublicensee in consideration for the grant of rights under the GENOMETRIX PATENTS, in the form of royalties on the NET SALES of LICENSED PRODUCTS by such sublicensee, or in the form of up-front license or other fees, milestone payments, clinical development payments and any other non-royalty cash payments which are specifically given to MOTOROLA in return for the sublicense.
Subject to 5.3 herein, if MOTOROLA receives consideration other than cash for any such sublicense, SUBLICENSE INCOME shall be calculated as follows: (i) the fair market value of the consideration received from the sublicensee, based upon the cash sublicense fee, royalties and other cash consideration which would have been paid by such sublicensee in the absence of any non-cash consideration, will be calculated, and (ii) MOTOROLA shall pay GENOMETRIX a percentage of such fair market value (i.e. SUBLICENSE INCOME) as provided in Section 6 hereof. For purposes of the fair market value calculation provided for in subsection (i) above, the fair market value shall not (a) exceed a reasonable percentage of net sales for such products (combined with license fees), as evidenced by the levels which are negotiated with THIRD PARTIES, (b) include value derived beyond those payments which would have arisen from the sublicensee’ s affected business and revenue stream.
The parties agree to use their best reasonable efforts to agree upon the determination of fair market value, and each of GENOMETRIX and MOTOROLA agrees to work with the other diligently and in good faith to evaluate and respond to proposals and/or counterproposals of the other party with respect to the fair market value of a contemplated sublicense under the GENOMETRIX PATENTS granted or to be granted by MOTOROLA. If the parties are unable to agree on a fair market value determination as provided in the first paragraph (above) of this Section 1.7, then such fair market value shall be determined as follows: a mutually agreeable THIRD PARTY with experience in the relevant technology shall be selected by the American Arbitration Association to determine the method of calculating such fair market value (the “Representative”). Each party shall present the Representative with a detailed written position and have an opportunity for an oral presentation. The decision of the Representative shall be final, binding and not appealable, and such proceeding shall be completed within sixty (60) days of the selection of the Representative. At any point in this process, including once the arbitration decision has been made, MOTOROLA shall have the sole right to determine whether or not to grant the sublicense. Each of GENOMETRIX and MOTOROLA shall bear its own costs in connection with such fair market value determination, and each shall pay one-half of the fees of the Representative.
     1.8. THIRD PARTY means any individual or entity other than MOTOROLA and its AFFILIATES and other than GENOMETRIX and its AFFILIATES.

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     1.9. VALID PATENT CLAIM means a claim of an issued GENOMETRIX PATENT that has not expired or been declared invalid by a court or administrative proceeding from which there is no appeal.
SECTION 2. GRANTS TO MOTOROLA UNDER THE GENOMETRIX PRINT IP
     2.1. GENOMETRIX hereby grants to MOTOROLA an exclusive, royalty-bearing, world-wide license under the GENOMETRIX PATENTS, to make, have made, use, offer to sell, sell and import LICENSED PRODUCTS. GENOMETRIX shall retain all other rights to GENOMETRIX PATENTS and to PRINT IP. Provided MOTOROLA makes the payments set forth in Section 5 hereof, this license shall include the grant to MOTOROLA of exclusive sublicensing rights in the field of LICENSED PRODUCTS, and GENOMETRIX agrees not to grant any THIRD PARTY rights under the GENOMETRIX PATENTS to make, have made, use, offer to sell, sell or import LICENSED PRODUCTS.
     2.2. Any sublicense granted by MOTOROLA to a third party shall be consistent with the grants made to MOTOROLA, and the other terms of this Agreement.
     2.3. Notwithstanding any other provision of this Agreement, nothing herein shall be construed as granting or requiring either party to grant any license or rights under its intellectual property to any party outside this Agreement.
SECTION 3. GRANT BACK TO GENOMETRTIX
     3.1. MOTOROLA hereby grants to GENOMETRIX a non-exclusive, world-wide license under GENOMETRIX PATENTS to make, have made, use, offer to sell, sell and import LICENSED PRODUCTS, provided GENOMETRIX makes the annual payments to MOTOROLA set forth in 5.10 herein.
SECTION 4. RIGHTS TO FILE. AND ENFORCE THE GENOMETRIX PATENTS
     4.1. GENOMETRIX shall have the sole right to prepare, file, prosecute and maintain GENOMETRIX PATENTS covering PRINT IP. If, during the prosecution of any patent application covering any GENOMETRIX PATENT in PRINT IP under which MOTOROLA has obtained a license hereunder, GENOMETRIX decides or is advised of a decision to discontinue prosecution of the application or maintenance of such patent, GENOMETRIX shall promptly advise MOTOROLA of the decision and, if so requested by MOTOROLA, shall, at its sole discretion, continue such prosecution or maintenance; provided, that, MOTOROLA shall bear all the costs associated with such continued prosecution or maintenance.
     4.2. If GENOMETRIX or MOTOROLA learn of the infringement or threatened infringement of any GENOMETRIX PATENT such party will inform the other party (GENOMETRIX or MOTOROLA, as the case may be) in writing within thirty (30) days and provide all known evidence of the infringement. In the event MOTOROLA’s actions or attempts to license or enforce or defend the GENOMETRIX PATENTS results in any legal action, and MOTOROLA is required to incur outside legal fees and actual expenditures for any legal action related to any GENOMETRIX PATENT, then MOTOROLA shall be entitled to offset * (*%) of such expenditures from any monetary damages received in such action, or, in

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the event such damages are insufficient to cover such costs, offset any such unrecovered amount against any royalties due GENOMETRIX. If MOTOROLA takes a lead role in any litigation involving any GENOMETRIX PATENT, MOTOROLA shall cause its counsel to also represent GENOMETRIX (at MOTOROLA’s expense), so long as GENOMETRIX does not have an active role in the litigation, nor an adverse position to MOTOROLA in the litigation, and so long as GENOMETRIX agrees that MOTOROLA may control the litigation strategy.
SECTION 5. PAYMENTS AND REPORTS
     5.1. In consideration for the rights and license granted to MOTOROLA pursuant to this Agreement, MOTOROLA shall pay GENOMETRIX an initial license fee of * ($*). Such amount shall be paid by MOTOROLA to GENOMETRIX within 24 hours of execution of this Agreement.
     5.2. In further consideration for the rights and licenses granted hereunder, MOTOROLA shall pay GENOMETRIX a single royalty of * (*%) of NET SALES of LICENSED PRODUCTS sold by MOTOROLA or its AFFILIATES.
     5.3. In consideration of the rights and licenses granted hereunder, MOTOROLA shall pay GENOMETRIX * (*%) of any SUBLICENSE INCOME received by MOTOROLA in consideration for the grant of a sublicense under the GENOMETRIX PATENTS.
     In the event any sublicense requires, and MOTOROLA pays to GENOMETRIX, at least *% running royalty on NET SALES of LICENSED PRODUCTS, then only cash payments and royalties are considered SUBLICENSE INCOME for such sublicense. If running royalties of at least *% of NET SALES of LICENSED PRODUCTS do not exist in such sublicense agreement, or are not paid by Motorola, then all cash, non-cash payments and other value received shall be considered SUBLICENSE INCOME.
     5.4. Within thirty (30) days of the close of each calendar quarter following the EFFECTIVE DATE, MOTOROLA shall (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA or its AFFILIATES during such calendar quarter, which report shall indicate the NET SALES thereof and the amount of royalties due, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of, and (ii) to the extent royalties are owed, MOTOROLA shall make such royalty payments to GENOMETRIX in accordance with this Section 5.
     5.5. Within thirty (30) days of the grant of a sublicense under the GENOMETRIX PATENTS, MOTOROLA shall deliver to GENOMETRIX a report setting forth the type and amounts of consideration received in connection with the grant of such sublicense, together with the amount of SUBLICENSE INCOME due GENOMETRIX hereunder and the calculation of such amounts, and (ii) payment of all such SUBLICENSE INCOME owed by MOTOROLA to GENOMETRIX as of such date. The foregoing notwithstanding, to the extent all or a portion of such SUBLICENSE INCOME is based on non-cash consideration received by MOTOROLA,

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GENOMETRIX and MOTOROLA shall mutually agree in good faith to reasonable payment terms consistent with Section 1.7.
     5.6. Within forty-five (45) days of the close of each calendar quarter following the EFFECTIVE DATE, MOTOROLA shall: (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA’s sublicensees during such calendar quarter, which report shall indicate the NET SALES of LICENSED PRODUCTS sold by such sublicensees, and the amount of SUBLICENSE INCOME due in connection with such sales, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of by sublicensees of MOTOROLA; and (ii) deliver to GENOMETRIX a report setting forth all other SUBLICENSE INCOME received by MOTOROLA during such calendar quarter, which report shall indicate the amount of SUBLICENSE INCOME received by MOTOROLA and the amount of such SUBLICENSE INCOME owed to GENOMETRIX and the calculations therefore; and (iii) to the extent SUBLICENSE INCOME is owed to GENOMETRIX, including SUBLICENSE INCOME based on the sale of LICENSED PRODUCTS by a sublicensee of MOTOROLA, MOTOROLA shall make such SUBLICENSE INCOME payments to GENOMETRIX in accordance with this Section 5.
     5.7. Payments of royalties or SUBLICENSE INCOME by MOTOROLA shall be made in United States currency and by wire transfer to such account as GENOMETRIX may specify in writing from time to time or by check mailed to GENOMETRIX at the address set forth below. In the event of a wire transfer, notice of payment shall be sent by MOTOROLA to GENOMETRIX’s address as listed below. Conversion of foreign currency to United States currency shall be made at the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the reporting period to which such royalty or SUBLICENSE INCOME payments relate, unless otherwise agreed in writing by GENOMETRIX and MOTOROLA.
     5.8. Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge at a per annum rate equal to the greater of: (i) the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date, or (ii) the rate which GENOMETRIX is required to pay to a THIRD PARTY licensor, but in any event no greater than the highest rate allowed by law on the due date. The payment of such interest shall not foreclose GENOMETRIX from exercising any other rights it may have as a consequence of the lateness of any payment.
     5.9. With respect to the payments set forth in this Section 5, MOTOROLA shall keep clear and accurate records with respect to all LICENSED PRODUCTS sold or otherwise disposed of by MOTOROLA, its AFFILIATES or sublicensees. These records shall be retained by MOTOROLA for a period of five (5) years from the date of reporting and payment, notwithstanding the expiration or other termination of this Agreement. GENOMETRIX shall have the right, through an independent certified public accountant chosen by GENOMETRIX and reasonably acceptable to MOTOROLA, and at the expense of GENOMETRIX, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of royalties, nature and amount of consideration or value received from sublicenses, and SUBLICENSE INCOME payable to GENOMETRIX under this

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Agreement. Prompt adjustment shall be made by MOTOROLA to compensate for any errors and/or omissions disclosed by such examination or audit. Should the amount of royalties or SUBLICENSE INCOME due as determined through the audit exceed the amount of royalties and/or SUBLICENSE INCOME reported to be due by MOTOROLA by * (*%) or * ($*), whichever is greater, then MOTOROLA shall pay the full cost of the audit.
     5.10. ANNUAL PAYMENT BY GENOMETRIX. In consideration of the rights and license granted to MOTOROLA in Section 2, GENOMETRIX shall be only required to pay an annual amount equal to * ($*), due on each anniversary of EFFECTIVE DATE, to maintain the non-exclusive license granted back to GENOMETRIX in Paragraph 3.1 herein. Such payment shall be due on November 1, of each calendar year beginning November 1, 2001, and continuing for * years, with a final payment due on November 1, 2015, after which the non-exclusive license granted to GENOMETRIX shall be fully paid. MOTOROLA shall notify GENOMETRIX in writing at least 20 days prior to each annual due date and any late or missed payment by GENOMETRIX shall not constitute a default or non-payment until GENOMETRIX has been so notified of non-payment, and after ninety (90) days have therefore elapsed.
SECTION 6. TERM, TERMINATION AND ASSIGNABILITY
     6.1. The term of this Agreement shall be from the EFFECTIVE DATE until expiration of the last patent or disallowance of the last GENOMETRIX PATENT unless earlier terminated as provided elsewhere in this Agreement.
     6.2. In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within thirty (30) days after written notice to the breaching party in the case of a breach in the payment of royalties or SUBLICENSE INCOME under Section 6, or within forty-five (45) days after written notice to the breaching party for all other breaches, the non-breaching party may, at its option terminate this Agreement.
     6.3. The rights or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party, except that either party may assign its rights under this Agreement, to a successor in ownership of all or substantially all of its assets relating to the subject matter of this Agreement.
     6.4. Sections in this Agreement with respect to payment and reporting obligations covering the sale, lease, transfer or sublicensing of intellectual property, products or services prior to the effective date of such expiration or termination, this Section 6.4, and Sections 7, 8 and 9 shall survive the expiration or termination of this Agreement. The termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

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SECTION 7. PRODUCT LIABILITY, INSURANCE AND INDEMNIFICATION
     7.1. MOTOROLA shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold GENOMETRIX, their trustees, directors, officers, employees and affiliates harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of LICENSED PRODUCT(s) by MOTOROLA.
     7.2. GENOMETRIX shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold MOTOROLA, their trustees, directors, officers, employees and affiliates harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of LICENSED PRODUCT(s) by GENOMETRIX.
SECTION 8. WARRANTIES
     8.1. GENOMETRIX warrants that, to the best of its knowledge it owns or has license rights to the GENOMETRIX PATENTS, free and clear of all liens, encumbrances, and claims or demands of THIRD PARTIES.
     8.2. Each party warrants that it has the authority to enter into this Agreement.
     8.3. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND SUBSIDIARIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE GENOMETRIX PATENTS, CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY GENOMETRIX THAT THE PRACTICE BY MOTOROLA OF THE LICENSES GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR SUBSIDIARIES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.
     8.4. DISPUTE RESOLUTION. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to

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resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty (60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Houston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such firm for a mediation hearing. Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in any court having jurisdiction.
SECTION 9. MISCELLANEOUS PROVISIONS
     9.1. MOTOROLA shall at all times during the term of this Agreement and for so long as it shall practice the GENOMETRIX PATENTS or the PRINT IP, or develop, make, use or sell LICENSED PRODUCTS, comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of LICENSED PRODUCTS or any other activity undertaken pursuant to this Agreement.
     9.2. Nothing contained in this Agreement shall be construed as:
(a)	conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted; or

(b)	conferring any license or right with respect to any trademark, trade or brand name, a corporate name of any party, or any other name or mark, or contraction, abbreviation or simulation thereof.

(c)	conferring any license or right with respect to any confidential, trade secret or technical information of either party.
     9.3. No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.
     9.4. This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

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     9.5. Neither party shall issue any press release or make any public announcement relating to this Agreement without the prior written approval of the other party.
     9.6. Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.
     9.7. Except as expressly stated herein, in no event shall either party be liable to the other party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental or special or consequential damages.
     9.8. The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.
     9.9. This License Agreement shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Delaware.
     9.10. If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected, and such invalid term, clause, or provision shall be deemed deleted from this Agreement.
     9.11. This Agreement sets forth the entire agreement and understanding between MOTOROLA and GENOMETRIX as to the subject matter hereof, and supersedes and merges any and all prior discussions, correspondence, agreements or understandings between the parties with respect to such matters.

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IN WITNESS WHEREOF, each party hereto has caused this Patent License Agreement to be executed by its duly authorized representatives:

MOTOROLA, INCORPORATED		GENOMETRIX GENOMICS INCORPORATED

By:	/s/ Nicholas Naclerio Nicholas Naclerio Vice President and General Manager	By:	/s/ David Jorden David Jorden Vice president & Chief Financial Officer

By:	/s/ Jonathan Meyer
Jonathan Meyer
	Title:	Corporate Vice President, Assistant General Counsel, and Director of Patents, Trademarks and Licensing

Exhibit 10.7 to the Registration Statement
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
AMENDED AND RESTATED
LICENSE AND RESEARCH AGREEMENT
     THIS AMENDED AND RESTATED LICENSE AND RESEARCH AGREEMENT (the “Agreement”), dated October 31, 2000, amends and restates that LICENSE AND RESEARCH AGREEMENT dated as of the 2 day of July, 1999 (the “EFFECTIVE DATE”), by and between MOTOROLA, INC., a Delaware corporation having an office at 4088 Commercial Drive, Northbrook, Illinois 60062 (hereinafter, together with its SUBSIDIARIES, “MOTOROLA”), and GENOMETRIX INCORPORATED, a Delaware corporation having its offices at 3608 Research Forest Drive, Suite B7, The Woodlands, Texas 77381 (hereinafter, together with its SUBSIDIARIES, “GENOMETRIX”), as previously amended by that FIRST AMENDMENT TO LICENSE AND RESEARCH AGREEMENT dated March 15, 2000, between MOTOROLA and GENOMETRIX.
     WHEREAS, GENOMETRIX owns, controls or has acquired rights under various patents and applications for patents pending, in various countries of the world, referred to herein as the E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP and OPTICAL DETECTION IP (each as defined below);
     WHEREAS, GENOMETRIX and MOTOROLA previously entered into the LICENSE AND OPTION AGREEMENT (as hereinafter defined), whereby GENOMETRIX granted MOTOROLA rights, including certain option rights, under the E-FIELD MANIPULATION IP and the SURFACE CHEMISTRIES IP;
     WHEREAS, MOTOROLA wishes to obtain certain additional rights and certain co-exclusive, (with GENOMETRIX) licenses under the E-FIELD MANIPULATION IP and the SURFACE CHEMISTRIES IP, including certain rights to grant sublicenses, and in addition thereto, MOTOROLA wishes to obtain rights under the OPTICAL DETECTION IP and MOTOROLA desires that GENOMETRIX conduct certain research relating to the SURFACE CHEMISTRIES IP; and
     WHEREAS, GENOMETRIX is willing to grant MOTOROLA the licenses set forth herein, and GENOMETRIX is willing to conduct the SURFACE CHEMISTRIES RESEARCH PROGRAM (as hereinafter defined).
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. DEFINITIONS
     Capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural.
     1.1 AFFILIATE means any corporation or other legal entity that controls, is controlled by, or is under common control with the named entity. For purposes of this definition, “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of the entity which are entitled to vote in the election of directors.

     1.2 BAYLOR means the Baylor College of Medicine, a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030.
     1.3 BAYLOR AGREEMENT means that certain agreement entered into by and between GENOMETRIX and BAYLOR and having an effective date of May 31, 1998, and as amended from time-to-time. A true and accurate copy of the BAYLOR AGREEMENT is attached hereto as Exhibit C.
     1.4 COLLABORATION AGREEMENT means that certain Collaboration Agreement among MIT, GENOMETRIX and certain others, dated May 28, 1993 and amended November 5, 1993, and as subsequently amended from time-to-time.
     1.5 COMPLEMENTARY PRODUCTS means (a) products and services based on arrays of size less than twenty (20) distinct probes (excluding probes required for redundancy or calibration) or greater than nine hundred and ninety nine (999) distinct probes; (b) portable products and services based on arrays of any size for use at a single general point of sample collection and analysis; (c) portable or non-portable products and services based on arrays of any size for use in clinical diagnostics at any location, so long as such diagnostic tests do not compete with pharmacogenomic genotyping products or services, produced, provided or commercialized by GENOMETRIX (the “GENOMETRIX EXCLUSION”), where allowed products and services shall include but are not limited to tests for viral load, bacterial or viral identification, drug or toxin presence, allergies, immunoassays and disease state monitoring; (d) for E-FIELD MANIPULATION IP, products and services based on arrays of any size and used for any application field; or (e) such additional products and services based on arrays of any size as MOTOROLA and GENOMETRIX may mutually agree in writing from time to time. For purposes of this Section 1.5, an “array” may be comprised of a substrate onto which biological probes are attached, or comparable implementations utilizing microfluidics.
     1.6 EFFECTIVE DATE means the date of this Agreement as set forth above.
     1.7 E-FIELD MANIPULATION IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of an electric field property, including electrical properties and electrochemical properties, including without limitation, (a) identify or detect molecular structures within a sample substance applied to one or more test sites, (b) accelerate or enhance the rate at which interaction mechanisms, such as hybridization, occur between molecules at one or more test sites, (c) increase the specificity and/or selectivity of the interaction between two or more molecular structures, (d) the use of an electric field property to synthesize and/or deposit molecular structures onto an array to form test sites, and (e) optical, radioisotope, chemiluminescent, electrochemical and thermal detection methods and technology. By way of example but not limitation, Exhibit D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for E-FIELD MANIPULATION IP.
     1.8 E-FIELD PRODUCTS means COMPLEMENTARY PRODUCTS (or a portion thereof) which (a) are covered in whole or in part by, or the use thereof is covered in whole or in party by, the E-FIELD MANIPULATION IP; or (b) are manufactured through use of a process which is covered in whole or in part by the E-FIELD MANIPULATION IP.
     1.9 GENOMETRIX INTELLECTUAL PROPERTY means GENOMETRIX PATENTS and unpatented information relating to the research, development, manufacture or use of COMPLEMENTARY PRODUCTS heretofore disclosed to MOTOROLA pursuant to Section 2.1 of the LICENSE AND OPTION AGREEMENT.
     1.10 GENOMETRIX PATENTS means (i) the patents and patent applications set forth on Exhibit A hereof, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof; (ii) patents and patent applications other than PROGRAM PATENTS claiming inventions or discoveries conceived and reduced to practice by GENOMETRIX prior to December 28, 2001, and, with respect to all of the patents and patent applications identified in (i) and (ii), which meet the criteria for E-FIELD MANIPULATION IP or SURFACE CHEMISTRIES IP. The foregoing notwithstanding, the term GENOMETRIX PATENTS includes only such patents and patent applications which are owned, licensed to or otherwise controlled by GENOMETRIX and with respect to which GENOMETRIX has the right to grant the licenses set forth herein; and provided, further, GENOMETRIX PATENTS shall include such patents or patent applications only to the extent to which and subject to the conditions under which GENOMETRIX has the right to grant licenses or rights of the scope granted herein.
     1.11 GENOMETRIX PRINCIPAL INVESTIGATOR has the meaning set forth in Section 2.2.
     1.12 HARC means the Houston Advanced Research Center, having its principal offices at 4800 Research Forest Drive, The Woodlands, Texas, 77381.
     1.13 LICENSE AND OPTION AGREEMENT means the License and Option Agreement entered into between MOTOROLA and GENOMETRIX dated December 8, 1998. A true and accurate copy of the LICENSE AND OPTION AGREEMENT is attached hereto as Exhibit G.
     1.14 LICENSED PRODUCTS means, collectively, the E-FIELD PRODUCTS, the SURFACE CHEMISTRIES PRODUCTS and the OPTICAL DETECTION PRODUCTS.
     1.15 MIT means the Massachusetts Institute of Technology, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal offices at 74 Massachusetts Avenue, Cambridge, Massachusetts, 02139.
     1.16 MIT AGREEMENT means that certain agreement entered into by and between GENOMETRIX and MIT and having an effective date of May 27, 1994, as amended April 1, 1996 (the 5722L technology only), and as subsequently amended from time-to-time. A true and accurate copy of the MIT AGREEMENT is attached hereto as Exhibit B.
     1.17 MOTOROLA REPRESENTATIVE has the meaning set forth in Section 2.2.

     1.18 MOTOROLA TECHNOLOGY means technology relating to GEL BASED MICROARRAY which is provided by MOTOROLA to GENOMETRIX for use in the conduct of the SURFACE CHEMISTRIES RESEARCH PROGRAM. The term “GEL BASED MICROARRAY shall mean a device on which an array of biomolecules have been or are intended to be immobilized (as in the case of a blank array), whereby the biomolecules are immobilized in a porous matrix.
     1.19 NET SALES means billings by MOTOROLA, its SUBSIDIARIES or its sublicensees for LICENSED PRODUCTS sold, leased or transferred hereunder, less the sum of the following:
     (a) discounts allowed in amounts customary in the trade;
     (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;
     (c) packing and crating charges separately stated;
     (d) outbound transportation prepaid or allowed; and
     (e) amounts allowed. or credited on returns.
     No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by MOTOROLA and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered “sold” when billed out or invoiced. For LICENSED PRODUCTS disposed of other than by sale, the NET SALES of such LICENSED PRODUCTS shall be determined based on the fair market value of such LICENSED PRODUCTS. In the event that a LICENSED PRODUCT is sold, leased, disposed of or otherwise transferred between MOTOROLA and an entity affiliated with MOTOROLA in a transaction which results in revenue to MOTOROLA, the NET SALES of LICENSED PRODUCTS with respect to such transfer shall be calculated based on the price at which similar quantities of such LICENSED PRODUCT would have been sold to an independent THIRD PARTY in an arms-length transaction as of the date of such transfer.
     In the event that a LICENSED PRODUCT is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, and such other integral components are not sold separately, the parties shall arrive at a reasonable method of calculating NET SALES with respect to such LICENSED PRODUCT, based on the relative fair market value of such LICENSED PRODUCT as compared with the fair market value of such other integral components, and pursuant to the procedures set forth in this paragraph. For the purposes of such NET SALES determination, representative integral components may include: DNA sequences, reagents, microfluidics and liquid handling systems, and data acquisition, manipulation and display systems. In addition, royalties paid to THIRD PARTIES shall be a consideration in determining fair market value. If MOTOROLA and GENOMETRIX cannot agree on the NET SALES of a particular LICENSED PRODUCT that is sold in combination with one or more other integral components not by itself a LICENSED PRODUCT, such NET SALES shall be determined as follows: a mutually agreeable THIRD PARTY with experience in the relevant technology shall be selected by the American Arbitration Association to determine the method of calculating the NET SALES (the “Representative”). Each party shall present the Representative with a detailed written position and have an opportunity for an oral presentation. The decision of the Representative shall be final, binding and not appealable, and such proceeding shall be completed within sixty (60) days of the selection of the Representative. Each of GENOMETRIX and MOTOROLA shall bear its own costs in connection with such NET SALES determination, and each shall pay one-half of the fees of the Representative. Notwithstanding the foregoing, the parties agree that the determination of NET SALES of LICENSED PRODUCTS pursuant to this Section 1.19 is subject to the MIT AGREEMENT (to the extent the MIT AGREEMENT applies); provided, however, that GENOMETRIX agrees (where applicable) to use reasonable best efforts to obtain MIT’s approval of the methods utilized by the parties pursuant to this Section 1.19 for determining such NET SALES.
     1.20 OPTICAL DETECTION IP means GENOMETRIX INTELLECTUAL PROPERTY pertaining to the use of radiation to detect the presence of molecular structures, including, without limitation, claims 20-27 of United States Patent Number 5,653,939 and claims 36, 39 and 41 of United States Patent Number 5,846,708, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof. The foregoing notwithstanding, the term OPTICAL DETECTION IP includes only such patents and patent applications which are owned, licensed to or otherwise controlled by GENOMETRIX and with respect to which GENOMETRIX has the right to grant the licenses set forth herein; and provided, further, OPTICAL DETECTION IP shall include such patents or patent applications only to the extent to which and subject to the conditions under which GENOMETRIX has the right to grant licenses or rights of the scope granted herein.
     1.21 OPTICAL DETECTION PRODUCTS means (a) COMPLEMENTARY PRODUCTS (or the optical sensor contained in such products) which are covered in whole or in part by, or the use thereof is covered in whole or in part by, the OPTICAL DETECTION IP; or (b) COMPLEMENTARY PRODUCTS (or the optical sensor contained in such products) which are manufactured through use of a process which is covered, in whole or in part, by the OPTICAL DETECTION IP.
     1.22 PROGRAM PATENTS means all patent applications and patents covering PROGRAM TECHNOLOGY, together with divisions, continuations, continuations-in-part, reissues and foreign counterparts thereof. MOTOROLA PROGRAM PATENTS, GENOMETRIX PROGRAM PATENTS and JOINT PROGRAM PATENTS have the respective meanings assigned to them in Section 5.1 hereof.
     1.23 PROGRAM TECHNOLOGY means all inventions, discoveries, data, information, know-how, improvements, developments or discoveries, whether or not patentable, conceived and reduced to practice pursuant to the conduct of the SURFACE CHEMISTRIES RESEARCH PROGRAM: (i) solely by employees or others acting on behalf of GENOMETRIX; (ii) solely by employees or others acting on behalf of MOTOROLA, or (iii) jointly by employees or others acting on behalf of GENOMETRIX together with employees or others acting on behalf of MOTOROLA. MOTOROLA PROGRAM TECHNOLOGY,

GENOMETRIX PROGRAM TECHNOLOGY and JOINT PROGRAM TECHNOLOGY have the respective meaning assigned to them in Section 2.8 hereof.
     1.24 RESEARCH PLAN means the detailed description of the activities to be conducted by GENOMETRIX pursuant to the SURFACE CHEMISTRIES RESEARCH PROGRAM, as described in Exhibit E. Exhibit E may be amended from time to time during the RESEARCH TERM upon the mutual agreement of the parties.
     1.25 RESEARCH TERM has the meaning set forth in Section 2.1 hereof.
     1.26 SUBLICENSE INCOME means the amounts received by MOTOROLA from a THIRD PARTY sublicensee as cash consideration for the grant of rights under the GENOMETRIX PATENTS, in the form of royalties on the NET SALES of LICENSED PRODUCTS by such sublicensee, or in the form of up-front license fees, milestone payments, clinical development payments and any other non-royalty cash payments which are specifically given to MOTOROLA in return for the sublicense. The foregoing provisions notwithstanding, MOTOROLA and GENOMETRIX recognize and agree that the prior written consent of MIT may be required (as provided in Section 2 of the MIT AGREEMENT) in connection with any sublicense of the E-FIELD MANIPULATION IP in cases where MOTOROLA is to receive anything of value other than cash in consideration for the grant of such sublicense, and both parties agree to work together and use reasonable best efforts to obtain MIT’s approval of such licensing arrangements.
     1.27 SUBSIDIARY means a corporation, company, or other entity more than forty-eight percent (48%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists. Unless otherwise specified, the term MOTOROLA includes its SUBSIDIARIES and the term GENOMETRIX includes its SUBSIDIARIES.
     1.28 SURFACE CHEMISTRIES IP means GENOMETRIX INTELLECTUAL PROPERTY used for the research, development, manufacture or use of COMPLEMENTARY PRODUCTS and pertaining to the use of specific molecular structures to alter the ionic and/or hydrophobic properties of an array site to: (a) accelerate the rate at which molecular interactions occur at the site, (b) increase the specificity and/or selectivity of the interaction between molecular structures at the site, (c) enable molecular interactions to occur with adequate or enhanced specificity at non-elevated temperatures, including ambient or room temperature, and (d) enable molecular interactions to occur at minimized salt concentrations, but excluding combinatorial chemistry approaches and associated hybridization devices to develop and/or evaluate alternative chemistries. By way of example and without limitation, Exhibit D hereof sets forth representative claims of certain existing GENOMETRIX PATENTS which meet the criteria for SURFACE CHEMISTRIES IP.
     1.29 SURFACE CHEMISTRIES PRODUCTS means COMPLEMENTARY PRODUCTS which (a) are covered in whole or in part by, or the use thereof is covered in whole or in part by, the SURFACE CHEMISTRIES IP or (b) are manufactured through use of a process which is covered, in whole or in part, the SURFACE CHEMISTRIES IP.
     1.30 SURFACE CHEMISTRIES RESEARCH PROGRAM means the program of research to be conducted by GENOMETRIX and funded by MOTOROLA pursuant to this Agreement, as described in detail in Section 2 of this Agreement and in the RESEARCH PLAN.
     1.31 THIRD PARTY means any individual or entity other than MOTOROLA and its SUBSIDIARIES and other than GENOMETRIX and its SUBSIDIARIES.
     1.32 VALID PATENT CLAIM means (i) a claim of an issued patent that has not expired or been declared invalid by a court or administrative proceeding from which there is no appeal; and (ii) a pending claim asserted in good faith and with respect to which GENOMETRIX has an obligation to pay a royalty to MIT pursuant to the MIT AGREEMENT.
     1.33 UNIVERSAL ARRAY IP has the meaning set forth in Section 1.3 of the LICENSE and OPTION AGREEMENT.
     1.34 UNIVERSAL ARRAY PRODUCTS has the meaning set forth in Section 1.9 of the LICENSE and OPTION AGREEMENT.
SECTION 2. THE SURFACE CHEMISTRIES RESEARCH PROGRAM; RIGHTS TO PROGRAM TECHNOLOGY AND PROGRAM PATENTS.
     2.1 MOTOROLA and GENOMETRIX have agreed that GENOMETRIX will conduct the SURFACE CHEMISTRIES RESEARCH PROGRAM for the purpose of adapting the technology embodied in the SURFACE CHEMISTRIES IP to MOTOROLA’s biochip platform. The SURFACE CHEMISTRIES RESEARCH PROGRAM shall commence on or before July 31, 1999 and, unless extended by the mutual written agreement of the parties, or unless this Agreement is earlier terminated, shall expire on the later of (i) January 31, 2000, or (ii) the date of completion by GENOMETRIX of the tasks set forth in Exhibit E (hereinafter the “RESEARCH TERM”). Payment of research funding by MOTOROLA and completion of the SURFACE CHEMISTRIES RESEARCH PROGRAM shall be based upon the reasonable best efforts of GENOMETRIX to perform the tasks specified in the RESEARCH PLAN, rather than the results generated. A draft of the RESEARCH PLAN, describing the activities of GENOMETRIX pursuant to the SURFACE CHEMISTRIES RESEARCH PROGRAM, is attached hereto as Exhibit E. On or before July 31, 1999, MOTOROLA shall disclose to GENOMETRIX all MOTOROLA TECHNOLOGY necessary or useful to initiate the conduct of the SURFACE CHEMISTRIES RESEARCH PROGRAM. Further MOTOROLA TECHNOLOGY shall subsequently be disclosed in a timely manner as needed to complete the SURFACE CHEMISTRIES RESEARCH PROGRAM. Such MOTOROLA TECHNOLOGY shall be deemed to be the CONFIDENTIAL INFORMATION of MOTOROLA hereunder, and shall be treated as such pursuant to Section 10 hereof.
Upon execution of the First Amendment, the parties extended the SURFACE CHEMISTRIES RESEARCH PROGRAM until December 31, 2000. The parties have agreed upon an amended

RESEARCH PLAN, a draft of which is attached as Exhibit E-1. GENOMETRIX shall commit resources equivalent to at least three (3) full-time qualified employees to the SURFACE CHEMISTRIES RESEARCH PROGRAM for the duration of the extended SURFACE CHEMISTRIES RESEARCH PROGRAM. MOTOROLA shall pay GENOMETRIX * ($*) for this extension: * ($*) upon execution of this Amendment and each of August 1, 2000 and December 31, 2000; all subject to the completion by GENOMETRIX of the relevant milestones set forth in the amended RESEARCH PLAN. GENOMETRIX acknowledges MOTOROLA has made the first two payments.
     2.2 GENOMETRIX will use commercially reasonable efforts to conduct the SURFACE CHEMISTRIES RESEARCH PROGRAM as provided in the RESEARCH PLAN. Thomas Powdrill, D.V.M (the “GENOMETRIX PRINCIPAL INVESTIGATOR”) shall serve as the project leader, and shall keep MOTOROLA’s representative Charles Brush, Ph.D. (the “MOTOROLA REPRESENTATIVE”) reasonably informed of the progress of the RESEARCH PROGRAM, as set forth herein. Modifications to the RESEARCH PLAN may be made from time to time during the RESEARCH TERM, upon the mutual written agreement of MOTOROLA and GENOMETRIX.
     2.3 As provided in Section 2.1, completion of the SURFACE CHEMISTRIES RESEARCH PROGRAM, and payment by MOTOROLA of the amounts set forth in Section 2.1, shall be based upon the reasonable best efforts of GENOMETRIX to perform the specified tasks set forth in the RESEARCH PLAN, rather than the results generated. Throughout the RESEARCH TERM, both parties shall review the results generated, and if future tasks do not appear to be appropriate, shall in good faith and upon mutual agreement either (i) determine an alternate course of action or (ii) terminate the SURFACE CHEMISTRIES RESEARCH PROGRAM.
     2.4 The GENOMETRIX PRINCIPAL INVESTIGATOR, the MOTOROLA REPRESENTATIVE, and any others working on the SURFACE CHEMISTRIES RESEARCH PROGRAM will maintain accurate scientific records relating to the SURFACE CHEMISTRIES RESEARCH PROGRAM. It is understood that such records shall include laboratory notebooks sufficient to document any PROGRAM TECHNOLOGY developed pursuant to the conduct of the SURFACE CHEMISTRIES RESEARCH PROGRAM.
     2.5 Commencing on the EFFECTIVE DATE, and thereafter during the RESEARCH TERM, joint scientific meetings between the GENOMETRIX PRINCIPAL INVESTIGATOR and the MOTOROLA REPRESENTATIVE shall occur at least monthly by telephone or videoconference and at least once in person at GENOMETRIX’s facilities in The Woodlands, Texas, to discuss the results generated under the SURFACE CHEMISTRIES RESEARCH PROGRAM and to consider modifications to or an expansion of the RESEARCH PLAN based upon such results.
     2.6 GENOMETRIX and MOTOROLA shall promptly disclose to each other all PROGRAM TECHNOLOGY developed pursuant to the conduct of the SURFACE

CHEMISTRIES RESEARCH PROGRAM. Such PROGRAM TECHNOLOGY shall be considered as CONFIDENTIAL INFORMATION pursuant to Section 10 hereof.
     2.7 GENOMETRIX and MOTOROLA shall require the GENOMETRIX PRINCIPAL INVESTIGATOR and the MOTOROLA REPRESENTATIVE, respectively, and any other employees, agents or consultants of GENOMETRIX or MOTOROLA (as the case may be) conducting activities under the SURFACE CHEMISTRIES RESEARCH PROGRAM, to be subject to an obligation to assign to GENOMETRIX or MOTOROLA, respectively, all of the right, title and interest of the GENOMETRIX PRINCIPAL INVESTIGATOR, the MOTOROLA REPRESENTATIVE, or any such other employee of GENOMETRIX or MOTOROLA in the PROGRAM TECHNOLOGY.
     2.8 PROGRAM TECHNOLOGY conceived and reduced to practice solely by employees or others acting on behalf of GENOMETRIX shall be owned solely by GENOMETRIX (hereinafter “GENOMETRIX PROGRAM TECHNOLOGY”). PROGRAM TECHNOLOGY conceived and reduced to practice solely by employees or others acting on behalf of MOTOROLA shall be owned solely by MOTOROLA (hereinafter “MOTOROLA PROGRAM TECHNOLOGY”). PROGRAM TECHNOLOGY conceived and reduced to practice jointly by employees or others acting on behalf of GENOMETRIX together with employees or others acting on behalf of MOTOROLA shall be owned jointly by MOTOROLA and GENOMETRIX (hereinafter “JOINT PROGRAM TECHNOLOGY”). Use of any PROGRAM TECHNOLOGY, regardless of whether such PROGRAM TECHNOLOGY is owned solely or jointly by such party, shall be subject to the terms and conditions of this Agreement, and in particular the provisions of Sections 2.9 and 2.10 below, and neither party shall have the right to use the PROGRAM TECHNOLOGY, except as set forth in this Section 2.
     2.9 GENOMETRIX shall have the right to use all PROGRAM TECHNOLOGY for any purposes (including to support the filing and prosecution of patent applications owned or controlled by GENOMETRIX) other than use in conjunction with GEL BASED MICROARRAYS, including without limitation for GENOMETRIX’s internal research purposes and to develop, make, use sell and import products other than GEL BASED MICROARRAY products or microfluidic products covered by a patent or other intellectual property right of MOTOROLA. MOTOROLA hereby grants GENOMETRIX a perpetual, world-wide, royalty-free right and license under its interest in the PROGRAM TECHNOLOGY and under any PROGRAM PATENT RIGHTS, for GENOMETRIX’s internal research purposes, and to develop, make, use, offer for sale, sell and import products other than GEL BASED MICROARRAY products or microfluidic products covered by a patent or other intellectual property right of MOTOROLA. Such license shall include the right to grant sublicenses, except that in no event shall GENOMETRIX have the right to grant sublicenses to any THIRD PARTY in the field of COMPLEMENTARY PRODUCTS unless GENOMETRIX first obtains the written consent of MOTOROLA, such consent not to be unreasonably withheld or delayed.
     2.10 (a) MOTOROLA shall have the right to use the MOTOROLA PROGRAM TECHNOLOGY for its research, development and commercial purposes in all fields of use.

     (b) MOTOROLA shall have the right to use the JOINT PROGRAM TECHNOLOGY and the GENOMETRIX PROGRAM TECHNOLOGY for its research, development and commercial purposes in the field of COMPLEMENTARY PRODUCTS, including to develop, make, use, sell and import E-FIELD PRODUCTS and SURFACE CHEMISTRIES PRODUCTS. GENOMETRIX hereby grants MOTOROLA a perpetual, worldwide, royalty-free right and license under its interest in the PROGRAM TECHNOLOGY and the PROGRAM PATENTS to use such PROGRAM TECHNOLOGY for research and development purposes in the field of COMPLEMENTARY PRODUCTS, and to develop, make, use, offer for sale, sell and import COMPLEMENTARY PRODUCTS. Such license shall include the right to grant sublicenses to one or more THIRD PARTIES in the field of COMPLEMENTARY PRODUCTS.
SECTION 3. LICENSES UNDER THE E-FIELD MANIPULATION IP, THE SURFACE CHEMISTRIES IP AND THE OPTICAL DETECTION IP.
     3.1 GENOMETRIX hereby grants to MOTOROLA a royalty-bearing, worldwide license under the E-FIELD MANIPULATION IP, to make, have made, use, offer to sell, sell and import E-FIELD PRODUCTS. GENOMETRIX shall retain the right to use the E-FIELD MANIPULATION IP only for pharmacogenomic, genotyping and gene expression services provided by GENOMETRIX or their AFFILIATES; provided, that, so long as MOTOROLA makes the payments set forth in Section 6.4 hereof, this license shall be co-exclusive (with GENOMETRIX) whereby MOTOROLA shall have exclusive sublicensing rights in the field of COMPLEMENTARY PRODUCTS, and GENOMETRIX agrees not to grant any THIRD PARTY rights under the E-FIELD MANIPULATION IP to make, have made, use, offer to sell, sell or import E-FIELD PRODUCTS. The foregoing notwithstanding, MOTOROLA recognizes that the rights granted to it pursuant to this Section 3.1 are subject to the MIT AGREEMENT, and the exclusivity period set forth therein (hereinafter the “MIT Exclusivity Period”). Prior to April 1, 2006 GENOMETRIX agrees to use its reasonable best efforts to meet its obligations under the MIT AGREEMENT and to maintain the MIT Exclusivity Period until April 1, 2006. Upon the expiration or early termination of the MIT Exclusivity Period, MIT shall have the right to grant sublicenses under the E-FIELD MANIPULATION IP. Notwithstanding the foregoing, GENOMETRIX agrees to use commercially reasonable efforts to obtain MIT’s consent to extend the MIT Exclusivity Period so that it continues for the life of the GENOMETRIX PATENTS comprising the E-FIELD MANIPULATION IP licensed from MIT to GENOMETRIX; provided, that, such efforts shall not be construed to require GENOMETRIX to pay any additional fees to MIT.
     3.2 GENOMETRIX hereby grants to MOTOROLA a royalty-bearing, perpetual, worldwide license under the SURFACE CHEMISTRIES IP to make, have made, use, offer to sell, sell and import SURFACE CHEMISTRIES PRODUCTS. GENOMETRIX shall retain the right to use the SURFACE CHEMISTRIES IP for any and all purposes, including without limitation, for use in COMPLEMENTARY PRODUCTS and to make, have made, use, offer to sell, sell and import SURFACE CHEMISTRIES PRODUCTS; provided, that, so long as MOTOROLA makes the payments set forth in Section 6.4 hereof this license shall be co-exclusive (with GENOMETRIX) whereby MOTOROLA shall have exclusive sublicensing rights in the field of COMPLEMENTARY PRODUCTS, and GENOMETRIX agrees not to grant any THIRD PARTY rights under the SURFACE CHEMISTRIES IP to make, use, sell or import SURFACE CHEMISTRIES PRODUCTS.
     3.3 The licenses granted to MOTOROLA pursuant to Sections 3.1 and 3.2 hereof shall include the right of MOTOROLA to grant sublicenses to THIRD PARTIES. MOTOROLA shall provide GENOMETRIX with prompt written notice of any such sublicense, and any such sublicensee shall agree in writing to obligations of confidentiality and restrictions on use of the GENOMETRIX INTELLECTUAL PROPERTY which are no less stringent than the restrictions set forth herein and shall agree to be subject to (where applicable) the MIT AGREEMENT and/or the BAYLOR AGREEMENT.
     3.4 Intentionally Omitted.
     3.5 GENOMETRIX hereby grants to MOTOROLA a non-exclusive royalty-bearing worldwide license under the OPTICAL DETECTION IP, to make, have made, use, offer to sell, sell and import OPTICAL DETECTION PRODUCTS. GENOMETRIX retains the exclusive right to grant further licenses and sublicenses under the OPTICAL DETECTION IP. GENOMETRIX agrees to use commercially reasonable efforts to negotiate and grant sublicense(s) under the OPTICAL DETECTION IP to any and all third parties identified by MOTOROLA.
     3.6 Notwithstanding any provision to the contrary contained in this Agreement, the licenses and options granted to MOTOROLA hereunder shall not include the field of use of a GENOSENSOR SYSTEM as that term is defined in the COLLABORATION AGREEMENT.
     3.7 The licenses granted to MOTOROLA hereunder shall be subject to the provisions of the MIT AGREEMENT and/or the BAYLOR AGREEMENT, to the extent set forth in such agreements, and MOTOROLA shall be bound by certain obligations (but in all cases excluding payment obligations) to MIT and to BAYLOR, respectively, as if it were the licensee under such agreements, only to the extent set forth and as required in such agreements. Copies of the MIT AGREEMENT and the BAYLOR AGREEMENT are attached to this Agreement as Exhibit B and Exhibit C, respectively. Copies of this Agreement shall be provided by GENOMETRIX to MIT and BAYLOR under confidentiality.
     3.8 MOTOROLA hereby acknowledges that GENOMETRIX has licensed certain of the GENOMETRIX PATENTS and the OPTICAL DETECTION IP from THIRD PARTIES, including without limitation MIT and BAYLOR, and the rights thereto granted to MOTOROLA hereunder may be subject to compliance with and provisions of the terms of such license agreements, including the right of THIRD PARTIES to practice under the GENOMETRIX PATENTS and the OPTICAL DETECTION IP for non-commercial research and academic purposes, as further provided in GENOMETRIX’s agreements with such THIRD PARTIES. If for any reason GENOMETRIX is in default or has failed to comply with the terms of any agreement with THIRD PARTIES concerning the GENOMETRIX PATENTS, then GENOMETRIX shall promptly give notice of such default, termination, repudiation or cancellation to MOTOROLA who shall have the option but not the obligation to take such steps and make such payments as may be required in order to rectify the default and to bring the agreements pursuant to which MOTOROLA holds the GENOMETRIX PATENTS and/or the OPTICAL DETECTION IP into good standing; provided, that, any monies expended by MOTOROLA in so doing shall be fully creditable against any royalties or other monies due and owing to GENOMETRIX hereunder.
     3.9 If GENOMETRIX grants a non-exclusive license or sublicense under the SURFACE CHEMISTRIES IP to any THIRD PARTY for a field of use other than the field of COMPLEMENTARY PRODUCTS licensed to MOTOROLA hereunder, then GENOMETRIX shall provide MOTOROLA with written notification thereof, and MOTOROLA shall have the right, but not the obligation, to obtain the same license on terms which are no less favorable (when taken as a whole) to MOTOROLA than the most favorable terms offered to and accepted by any non-exclusive licensee or sublicensee, taking into account any development funding and other consideration.
     3.10 If GENOMETRIX determines to grant an exclusive license or sublicense under the SURFACE CHEMISTRIES IP to a THIRD PARTY in a field of use outside the field of COMPLEMENTARY PRODUCTS, GENOMETRIX shall provide MOTOROLA with prompt written notification thereof prior to offering such license or sublicense to a THIRD PARTY, and MOTOROLA shall have an exclusive first right and option (the “Option”) to obtain an exclusive, world-wide, royalty-bearing license under the SURFACE CHEMISTRIES IP, and on reasonable terms and conditions, in the field of use contemplated by GENOMETRIX for licensing to a THIRD PARTY. MOTOROLA shall exercise such Option by providing GENOMETRIX with written notice thereof within thirty (30) days after GENOMETRIX’s notification to MOTOROLA hereunder (the “Option Period”). If MOTOROLA exercises the Option within the Option Period, GENOMETRIX and MOTOROLA shall promptly thereafter commence good faith negotiations to arrive at and execute a definitive exclusive license agreement with respect to the additional field of use for the SURFACE CHEMISTRIES IP within sixty (60) days from the date MOTOROLA exercises the Option hereunder (the “Negotiation Period”). If MOTOROLA fails to exercise the Option within the Option Period, or if MOTOROLA and GENOMETRIX are unable to execute the definitive license agreement within the Negotiation Period, GENOMETRIX shall be free to exclusively license or sublicense the applicable field of the SURFACE CHEMISTRIES IP to a THIRD PARTY, and GENOMETRIX shall have no further obligations to MOTOROLA with respect to thereto so long as the exclusive license has actually been granted to a THIRD PARTY.
     3.11 Notwithstanding any other provision of this Agreement, nothing herein shall be construed as granting or requiring either party to grant any license or rights under its intellectual property to any party outside this Agreement.
     3.12 MOTOROLA agrees that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States, unless any waiver of such requirement is obtained.
     3.13 All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this Agreement.

SECTION 4. GENOMETRIX ACCESS TO HIGH DENSITY ARRAYS.
     MOTOROLA agrees, beginning January 1, 2001 and subject to its capacity constraints, to provide to GENOMETRIX high density arrays (i.e. arrays having more than 999 distinct probes) employing the SURFACE CHEMISTRIES technologies developed by the extended SURFACE CHEMISTRIES RESEARCH PROGRAM on preferred terms. GENOMETRIX shall have the right to use such high density arrays for its internal research purposes, its genomics services businesses or as otherwise agreed. The rights granted to GENOMETRIX in this Section 4 shall not be transferred to a THIRD PARTY without the written permission of MOTOROLA. In addition, MOTOROLA agrees to make GENOMETRIX a preferred provider of genomics services, and GENOMETRIX agrees to provide to MOTOROLA genomics services, such as “DNA sample banking services,” at preferred pricing.
SECTION 5. RIGHTS TO FILE AND ENFORCE THE PROGRAM PATENTS AND THE GENOMETRIX PATENTS
     5.1 (a) GENOMETRIX shall have the sole right to prepare, file, prosecute and maintain PROGRAM PATENTS covering GENOMETRIX PROGRAM TECHNOLOGY (hereinafter the “GENOMETRIX PROGRAM PATENTS”). MOTOROLA shall have the sole right to prepare, file, prosecute and maintain PROGRAM PATENTS covering MOTOROLA PROGRAM TECHNOLOGY (hereinafter “MOTOROLA PROGRAM PATENTS”). The parties shall jointly determine whether to prepare, file, prosecute and maintain PROGRAM PATENTS covering JOINT PROGRAM TECHNOLOGY (hereinafter “JOINT PROGRAM PATENTS”), and in such case the parties shall mutually agree on an acceptable patent attorney who will be responsible for the preparation, filing, prosecution and maintenance of any such JOINT PROGRAM PATENTS. The parties agree to share equally in all reasonable costs associated with the procurement and maintenance of any such JOINT PROGRAM PATENTS. The parties shall consult with each other as to the preparation, filing, prosecution and maintenance of the JOINT PROGRAM PATENTS reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or its foreign equivalent, and shall furnish to the other party copies of relevant documents in its possession reasonably in advance of such consultation. In the event of any disagreement relating to the preparation, filing, prosecution and maintenance of the JOINT PROGRAM PATENTS, the dispute shall be resolved pursuant to the dispute resolution provisions of Section 11.9 hereof. In the event that either party decides to abandon the JOINT PROGRAM PATENTS or later declines responsibility for the prosecution or maintenance of the JOINT PROGRAM PATENTS, on a country-by-country basis, such party shall provide reasonable prior written notice to the other party of such intention to abandon or decline responsibility, and such other party shall have the right, at its expense, to prepare, file, prosecute and maintain such JOINT PROGRAM PATENTS in such country.
     (b) GENOMETRIX shall have the right to enforce and defend the GENOMETRIX PROGRAM PATENTS. MOTOROLA shall have the sole right to enforce and defend the MOTOROLA PROGRAM PATENTS. Enforcement of the JOINT PROGRAM PATENTS shall be determined in good faith by the parties, and neither party shall have the right to bring an action for infringement of the JOINT PROGRAM PATENTS without obtaining the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Neither party may settle any infringement or declaratory judgment action relating to the JOINT PROGRAM PATENTS without first obtaining the written consent of the other party, such consent not to be unreasonably withheld.
     5.2 GENOMETRIX shall have responsibility, alone or in conjunction with its licensors, for the preparation, filing, prosecution, and maintenance of any and all patent applications and patents comprising the GENOMETRIX PATENTS. GENOMETRIX shall promptly inform MOTOROLA regarding all matters directly pertaining to the prosecution or maintenance of the GENOMETRIX PATENTS, to the extent such matters specifically relate to E-FIELD PRODUCTS or SURFACE CHEMISTRIES PRODUCTS, and only to the extent permitted by its agreements with licensors of the applicable patent or patent application. In addition, to the extent permitted by its agreements with THIRD PARTIES, GENOMETRIX shall seek MOTOROLA’s counsel concerning all proposed courses of action affecting the scope of such GENOMETRIX PATENTS, to the extent any such course of action directly relates to E-FIELD PRODUCTS or SURFACE CHEMISTRIES PRODUCTS, including, but not limited to, the countries in which patent prosecution should be obtained, and MOTOROLA shall be provided with a reasonable opportunity to comment on any document that GENOMETRIX intends to file or cause to be filed with the relevant intellectual property or patent office relating directly to any such GENOMETRIX PATENTS.
     5.3 If, during the prosecution of any patent application covering any GENOMETRIX PATENT in E-FIELD MANIPULATION IP or SURFACE CHEMISTRIES IP under which MOTOROLA has obtained a license hereunder, GENOMETRIX decides or is advised of a decision to discontinue prosecution of the application or maintenance of such patent, GENOMETRIX shall promptly advise MOTOROLA of the decision and, if so requested by MOTOROLA, shall, at its sole discretion and only to the extent permitted under GENOMETRIX’s agreements with THIRD PARTIES, continue such prosecution or maintenance; provided, that, MOTOROLA shall bear all the costs associated with such continued prosecution or maintenance.
     5.4 If GENOMETRIX or MOTOROLA learn of the infringement or threatened infringement of any GENOMETRIX PATENT such party will inform the other party (GENOMETRIX or MOTOROLA, as the case may be) in writing within thirty (30) days and provide all known evidence of the infringement. In the event MOTOROLA is required to incur costs for any legal action related to Licensed IP, then MOTOROLA shall be entitled to offset * (*%) of such costs from any monetary damages received in such action, or, in the event such damages are insufficient to cover such costs, offset any such unrecovered amount against any royalties due GENOMETRIX. If MOTOROLA takes a lead role in any litigation involving any GENOMETRIX PATENT, MOTOROLA shall cause its counsel to also represent GENOMETRIX (at MOTOROLA’s expense), so long as GENOMETRIX does not have an active role in the litigation, nor an adverse position to MOTOROLA in the litigation, and so long as GENOMETRIX agrees that MOTOROLA may control the litigation strategy.
     5.5 MOTOROLA may request in writing that GENOMETRIX take legal action against infringement or potential infringement of a GENOMETRIX PATENT under which

MOTOROLA has obtained a license hereunder if such infringement or potential infringement relates to a LICENSED PRODUCT. In such case, GENOMETRIX and MOTOROLA shall confer to determine in good faith an appropriate course of action to enforce such GENOMETRIX PATENT, or otherwise abate the infringement thereof, to the extent permitted (where applicable) by GENOMETRIX’s agreements with THIRD PARTY licensors of the GENOMETRIX INTELLECTUAL PROPERTY. Notwithstanding the foregoing, and subject to the provisions of such THIRD PARTY agreements, MOTOROLA shall have the right, but not the obligation, to enforce the GENOMETRIX PATENTS comprising the GENOMETRIX INTELLECTUAL PROPERTY in the field of COMPLEMENTARY PRODUCTS, including, without limitation, by commencing legal action against infringers. MOTOROLA agrees to keep GENOMETRIX reasonably informed of any activities conducted by it pursuant to this Section 5.5. GENOMETRIX may, if requested by MOTOROLA, join in a lawsuit commenced by MOTOROLA, but will not commence any legal action in the areas in which MOTOROLA has rights of enforcement without the prior written consent of MOTOROLA, such consent not to be unreasonably withheld.
     5.6 Each party will cooperate with the other in litigation proceedings against any THIRD PARTY brought under this Agreement, except that either party may be represented, at its sole expense, by counsel of its choice in any suit brought by the other party.
     5.7 Any information provided to MOTOROLA pursuant to this Section 5 shall be considered the CONFIDENTIAL INFORMATION of GENOMETRIX and shall be treated in accordance with the provisions of Section 10 hereof. Any information provided to GENOMETRIX pursuant to this Section 5 shall be considered the CONFIDENTIAL INFORMATION of MOTOROLA and shall be treated in accordance with the provisions of Section 10 hereof.
SECTION 6. PAYMENTS AND REPORTS
     6.1 In consideration for the rights and license granted to MOTOROLA pursuant to this Agreement, MOTOROLA shall pay GENOMETRIX an up front license fee of * ($*). Such amount shall be payable by MOTOROLA on or before December 31, 2000, and * (*%) of such amount shall be creditable toward the royalties (including minimum annual royalties) to be paid by MOTOROLA to GENOMETRIX pursuant to Sections 6.2 and 6.4 hereof.
     6.2 In consideration for the rights and licenses granted hereunder, MOTOROLA shall pay GENOMETRIX a single royalty of * (*%) of NET SALES of LICENSED PRODUCTS sold by MOTOROLA or its SIJBSIDIAR1ES and covered by a VALID PATENT CLAIM; provided, that, such royalty shall be fully paid-up, and no further royalty shall be due, (a) for any calendar year for which the total royalty payments by MOTOROLA under this Section 6.2, in addition to other royalties which may be payable by MOTOROLA to GENOMETRIX pursuant to a license agreement entered into between the parties after the EFFECTIVE DATE in connection with the exercise by MOTOROLA of its option under the UNIVERSAL ARRAY IP pursuant to the LICENSE AND OPTION AGREEMENT, equals * ($*), or (b) if the total royalties paid to GENOMETRIX by

MOTOROLA under this Section 6.2 have reached * ($*). The foregoing notwithstanding, if MOTOROLA has commercialized and continues to commercialize an OPTICAL DETECTION PRODUCT covered by a VALID PATENT CLAIM, then the total royalty cap shall be increased by $*. The foregoing notwithstanding, if MOTOROLA’s royalties are fully paid up pursuant to subsection (a) or (b) hereof, and if GENOMETRIX continues to have an obligation to pay royalties to MIT pursuant to the MIT AGREEMENT as a result of the sale, lease transfer or other disposal of LICENSED PRODUCTS by MOTOROLA, its SUBSIDIARIES or sublicensees pursuant to this Agreement, MOTOROLA shall pay GENOMETRIX a * GENOMETRIX; provided, that, GENOMETRIX agrees to use reasonable best efforts to obtain from MIT a waiver of the payment of such additional royalties; and provided, further, that the term “reasonable best efforts” shall not be interpreted to require GENOMETRIX to pay additional consideration to MIT in order to secure such a waiver. If MOTOROLA is required to pay additional consideration to MIT in order to maintain the Exclusivity Period (as defined in Section 3.1 hereof) under the MIT AGREEMENT, and if MOTOROLA is continuing to pay royalties on the NET SALES of LICENSED PRODUCTS to GENOMETRIX, the royalties owed to GENOMETRIX by MOTOROLA shall be reduced by the amount paid by MOTOROLA to MIT in consideration for the maintenance of the Exclusivity Period. Notwithstanding MOTOROLA’s obligation to pay royalties to GENOMETRIX on NET SALES of LICENSED PRODUCTS sold by MOTOROLA or its SUBSIDIARIES and covered by a VALID PATENT CLAIM set forth in this Section 6.2 or Section 6.5, the parties agree that any LICENSED PRODUCTS sold by either MOTOROLA or CMS after it becomes a wholly-owned subsidiary of Motorola, employing E-FIELD MANIPULATION IP that also encompass any CMS SENSOR TECHNOLOGY shall bear a single royalty of (*%) of NET SALES of LICENSED PRODUCTS covered by a VALID PATENT CLAIM. CMS SENSOR TECHNOLOGY is defined as the proprietary sensing technology developed by and/or licensed to Clinical Micro Sensors, Inc., a California corporation (“CMS”) and is further defined in the Intellectual Property Agreement dated March 31, 1999 between MOTOROLA and CMS.
     6.3 In consideration of the rights and licenses granted hereunder, MOTOROLA shall pay GENOMETRIX (*%) of any SUBLICENSE INCOME received by MOTOROLA in consideration for the grant of a sublicense under the GENOMETRIX PATENTS. The foregoing notwithstanding, (a) in all cases the percentage of SUBLICENSE INCOME payable by MOTOROLA to GENOMETRIX in consideration for the grant of a sublicense under the GENOMETRIX PATENTS shall be equal to or greater than the amount owed by GENOMETRIX to MIT pursuant to the MIT AGREEMENT.
     6.4 GENOMETRIX acknowledges receipt to date from MOTOROLA of pre-paid minimum royalties in amount of $*. No additional minimum royalties are due under this Agreement. Royalties shall be calculated according to 6.2 above. As a pre-payment of future royalties due to GENOMETRIX by MOTOROLA upon execution of this Agreement MOTOROLA shall pay GENOMETRIX * ($*), which amount will be credited against future royalties and/or sublicense income owed to GENOMETRIX by MOTOROLA under this Agreement. The $* due on December 31, 2000, under the

FIRST AMENDMENT TO LICENSE AND RESEARCH AGREEMENT dated March 15, 2000, and referred to in Paragraph 2.1 above, shall be pre-paid upon execution of this Agreement.
     6.5 If one or more claims of a GENOMETRIX PATENT or the OPTICAL DETECTION IP issues and covers a LICENSED PRODUCT under which MOTOROLA is not paying royalties to GENOMETRIX pursuant to this Agreement as of such issue date, then, in addition to the royalties payable by MOTOROLA pursuant to Sections 6.2, 6.3 and 6.4 above, MOTOROLA shall pay to GENOMETRIX a royalty of (*%) of the NET SALES of the LICENSED PRODUCTS covered by such GENOMETRIX PATENT or the OPTICAL DETECTION IP for the period of time commencing on the date of first sale of the applicable LICENSED PRODUCT until the issue date of the applicable GENOMETRIX PATENT or the OPTICAL DETECTION IP: (a) up to a period of time not exceed * years; and (b) if full disclosure of the applicable GENOMETRIX PATENT was made to MOTOROLA prior to the introduction of such LICENSED PRODUCT into the commercial marketplace; and (c) no commercial product was available during the applicable period which product was covered by the same intellectual property without license from GENOMETRIX, except for products made available by a THIRD PARTY to whom GENOMETRIX has provided written notice that such product infringes the GENOMETRIX PATENTS and/or the OPTICAL DETECTION IP.
     6.6 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease, sale or import are or shall be covered by more than one GENOMETRIX PATENT or the OPTICAL DETECTION IP licensed under this Agreement or under the LICENSE and OPTION AGREEMENT, including UNIVERSAL ARRAY PATENTS. All payments hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by MOTOROLA.
     6.7 Within thirty (30) days of the close of each calendar quarter following the EFFECTIVE DATE, MOTOROLA shall (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA or its SUBSIDIARIES during such calendar quarter, which report shall indicate the NET SALES thereof and the amount of royalties due, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of, and (ii) to the extent royalties are owed, MOTOROLA shall make such royalty payments to GENOMETRIX in accordance with this Section 6. In the case of E-FIELD PRODUCTS and OPTICAL DETECTION PRODUCTS, the reports submitted by MOTOROLA to GENOMETRIX shall contain the information and be in the form required of GENOMETRIX pursuant to Article 5 of the MIT AGREEMENT.
     6.8 Within thirty (30) days of the grant of a sublicense under the GENOMETRIX PATENTS, MOTOROLA shall deliver to GENOMETRIX a report setting forth the type and amounts of consideration received in connection with the grant of such sublicense, together with the amount of SUBLICENSE INCOME due GENOMETRIX hereunder and the calculation of such amounts, and (ii) payment of all such SUBLICENSE INCOME owed by MOTOROLA to GENOMETRIX as of such date. The foregoing notwithstanding, to the extent all or a portion of such SUBLICENSE INCOME is based on non-cash consideration received by MOTOROLA, GENOMETRIX and MOTOROLA shall mutually agree in good faith to reasonable payment terms consistent with Section 1.26; provided, that such amount and payment terms shall be subject to the MIT AGREEMENT and, where applicable, the consent of MIT; and provided, further, such payment terms shall be structured in a manner whereby MOTOROLA’s payments to GENOMETRIX are consistent with the obligations of GENOMETRIX and MOTOROLA under the MIT AGREEMENT, and any such payments to GENOMETRIX shall be at least as great as the payments owed by GENOMETRIX to MIT pursuant to the MIT AGREEMENT,
     6.9 Within forty-five (45) days of the close of each calendar quarter following the EFFECTIVE DATE, MOTOROLA shall: (i) deliver to GENOMETRIX a report setting forth all LICENSED PRODUCTS sold, leased or otherwise transferred or disposed of by MOTOROLA’s sublicensees during such calendar quarter, which report shall indicate the NET SALES of LICENSED PRODUCTS sold by such sublicensees, and the amount of SUBLICENSE INCOME due in connection with such sales, including a list of all deductions therefrom, or such report shall certify that no LICENSED PRODUCTS were sold or otherwise disposed of by sublicensees of MOTOROLA; and (ii) deliver to GENOMETRIX a report setting forth all other SUBLICENSE INCOME received by MOTOROLA during such calendar quarter, which report shall indicate the amount of SUBLICENSE INCOME received by MOTOROLA and the amount of such SUBLICENSE INCOME owed to GENOMETRIX and the calculations therefore; and (iii) to the extent SUBLICENSE INCOME is owed to GENOMETRIX, including SUBLICENSE INCOME based on the sale of LICENSED PRODUCTS by a sublicensee of MOTOROLA, MOTOROLA shall make such SUBLICENSE INCOME payments to GENOMETRIX in accordance with this Section 6. The foregoing notwithstanding, to the extent all or a portion of such SUBLICENSE INCOME is based on non-cash consideration received by MOTOROLA, payments shall be made in accordance with the reasonable payment terms agreed upon pursuant to Section 6.8. In the case of reports of SUBLICENSE INCOME relating to the E-FIELD MANIPULATION IP or E-FIELD PRODUCTS, the reports submitted by MOTOROLA to GENOMETRIX shall contain the information and be in the form required of GENOMETRIX and MOTOROLA pursuant to Article 5 of the MIT AGREEMENT.
     6.10 Payments of royalties or SUBLICENSE INCOME by MOTOROLA shall be made in United States currency and by wire transfer to such account as GENOMETRIX may specify in writing from time to time or by check mailed to GENOMETRIX at the address set forth in Section 11.12. In the event of a wire transfer, notice of payment shall be sent by MOTOROLA to GENOMETRIX’s address in Section 11.12. Conversion of foreign currency to United States currency shall be made at the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the reporting period to which such royalty or SUBLICENSE INCOME payments relate, unless otherwise agreed in writing by GENOMETRIX and MOTOROLA.
     6.11 Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge at a per annum rate equal to the greater of: (i) the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date, or (ii) the rate which GENOMETRIX is required to pay to a THIRD PARTY licensor, but in any event no greater than the highest rate allowed by law on the due date. The payment of such interest shall not foreclose GENOMETRIX from exercising any other rights it may have as a consequence of the lateness of any payment.

     6.12 With respect to the payments set forth in this Section 6, MOTOROLA shall keep clear and accurate records with respect to all LICENSED PRODUCTS sold or otherwise disposed of by MOTOROLA its SUBSIDIARIES or sublicensees; provided, that, in the case of E-FIELD PRODUCTS and OPTICAL DETECTION PRODUCTS, such records shall meet the requirements imposed on GENOMETRIX by MIT pursuant to Article 5 of the MIT AGREEMENT. These records shall be retained by MOTOROLA for a period of five (5) years from the date of reporting and payment, notwithstanding the expiration or other termination of this Agreement. GENOMETRIX shall have the right, through an independent certified public accountant chosen by GENOMETRIX and reasonably acceptable to MOTOROLA, and at the expense of GENOMETRIX, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of royalties and SUBLICENSE INCOME payable to GENOMETRIX under this Agreement. Prompt adjustment shall be made by MOTOROLA to compensate for any errors and/or omissions disclosed by such examination or audit. Should the amount of royalties or SUBLICENSE INCOME due as determined through the audit exceed the amount of royalties and/or SUBLICENSE INCOME reported to be due by MOTOROLA by (*%) or *, whichever is greater, then MOTOROLA shall pay the full cost of the audit.
SECTION 7. TERM, TERMINATION AND ASSIGNABILITY
     7.1 The term of this Agreement shall be from the EFFECTIVE DATE until expiration of the last patent or disallowance of the last GENOMETRIX PATENT, patents included in the OPTICAL DETECTION IP or PROGRAM PATENT under which MOTOROLA has obtained a license pursuant to this Agreement, unless earlier terminated as provided elsewhere in this Agreement.
     7.2 In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within thirty (30) days after written notice to the breaching party in the case of a breach in the payment of royalties or SUBLICENSE INCOME under Section 6, or within forty-five (45) days after written notice to the breaching party for all other breaches, the non-breaching party may, at its option terminate this Agreement.
     7.3 The parties hereto acknowledge and agree that: (a) in the event of the termination of the MIT AGREEMENT, this Agreement shall not terminate and MOTOROLA shall become a licensee of MIT as set forth in Section 13.6 of the MIT AGREEMENT; and (b) in the event of the termination of the BAYLOR AGREEMENT, the rights and obligations of MOTOROLA hereunder with respect to SURFACE CHEMISTRIES IP and SURFACE CHEMISTRIES PRODUCTS specific to the BAYLOR AGREEMENT shall be terminated; provided, that, GENOMETRIX shall have no objection if MOTOROLA enters into good faith discussions with BAYLOR in order to continue its rights and obligations under the SURFACE CHEMISTRIES IP originally licensed to GENOMETRIX pursuant to the BAYLOR AGREEMENT.
     7.4 The rights or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party, except that either party may assign its rights under this Agreement, with the exception of section 4, to a successor in ownership of all or substantially all of its assets relating to the subject matter of this Agreement.
     7.5 Sections 2.8, 2.9, 2.10, 5,1, 5.6, 5.7, Section 6 with respect to payment and reporting obligations covering the sale, lease, transfer or sublicensing of intellectual property, products or services prior to the effective date of such expiration or termination, this Section 7.5, and Sections 8, 10 and 11 shall survive the expiration or termination of this Agreement. The termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Agreement.
     7.6 To avoid cancellation of the sublicense under the SURFACE CHEMISTRIES IP, MOTOROLA shall have the right to purchase substantially all of the assets relating to SURFACE CHEMISTRIES IP prior to entry by GENOMETRIX into bankruptcy or other form of liquidation which would allow BAYLOR to terminate its license to GENOMETRIX and GENOMETRIX’s sublicensee.
SECTION 8. PRODUCT LIABILITY, INSURANCE AND INDEMNIFICATION
     8.1 E-FIELD MANIPULATION IP AND OPTICAL DETECTION IP.
     (a) In the case of E-FIELD MANIPULATION IP and E-FIELD PRODUCTS and OPTICAL DETECTION IP and OPTICAL DETECTION PRODUCTS, MOTOROLA shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold GENOMETRIX, MIT, HARC, and BAYLOR, their trustees, directors, officers, employees and affiliates harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage, to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of E-FIELD PRODUCT(s) or OPTICAL DETECTION PRODUCTS (s) by MOTOROLA.
     (b) Prior to the first use of an E-FIELD PRODUCT or an OPTICAL DETECTION PRODUCT for a commercial application involving human subjects, MOTOROLA shall obtain and carry in full force and effect commercial, general liability insurance which shall protect GENOMETRIX, MOTOROLA, MIT, HARC, and BAYLOR with respect to events covered by Section 8.1(a) above. Such insurance shall be written by a reputable insurance company authorized to do business in The Commonwealth of Massachusetts, shall list GENOMETRIX, MIT, HARC, and BAYLOR as additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to MIT, HARC, and BAYLOR prior to any cancellation or material change thereof. The limits of such insurance shall not be less than * ($*) per occurrence with an aggregate of * for personal injury or death, and * per occurrence with an aggregate of * ($*) for property damage. MOTOROLA shall provide GENOMETRIX, HARC, and BAYLOR with Certificates of Insurance evidencing the same.
     8.2 SURFACE CHEMISTRIES IP.
     (a) In the case of the SURFACE CHEMISTRIES IP and SURFACE CHEMISTRIES PRODUCTS, each party shall notify the other of any claim, lawsuit or other proceeding related to the SURFACE CHEMISTRIES IP. MOTOROLA agrees that it will defend, indemnify and hold harmless GENOMETRIX, BAYLOR, MIT, HARC, and each of their respective faculty members, scientists, researchers, employees, officers, trustees, directors, and agents and each of them (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of an act or omission of MOTOROLA in the design, manufacture, use or sale of a SURFACE CHEMISTRIES PRODUCT, or any other embodiment of the SURFACE CHEMISTRIES IP.
     (b) MOTOROLA shall, for so long as MOTOROLA manufactures, uses or sells any SURFACE CHEMISTRIES PRODUCT maintain in full force and effect policies of (i) worker’s compensation and/or employers’ liability insurance within statutory limits and (ii) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than * per occurrence with an annual aggregate of * and (iii) products liability insurance, with limits of not less than * per occurrence with an annual aggregate of *. Such coverage(s) shall be purchased from a carrier or carriers reasonably acceptable to GENOMETRIX and BAYLOR, and shall name GENOMETRIX and BAYLOR as an additional insured. Upon request by GENOMETRIX, MOTOROLA shall provide to GENOMETRIX and/or BAYLOR copies of said policies of insurance.
SECTION 9. WARRANTIES
     9.1 GENOMETRIX warrants that except as otherwise set forth herein and in the Exhibits attached hereto, including without limitation the MIT AGREEMENT and the BAYLOR AGREEMENT, to the best of its knowledge it owns or has license rights to the GENOMETRIX PATENTS, free and clear of all liens, encumbrances, and claims or demands of THIRD PARTIES.
     9.2 Each party warrants that it has the authority to enter into this Agreement.
     9.3 GENOMETRIX warrants that, to the best of its knowledge, Exhibit A sets forth all patents or patent applications claiming E-FIELD MANIPULATION IP, SURFACE CHEMISTRIES IP and OPTICAL DETECTION IP owned, controlled, or licensed by GENOMETRIX as of the EFFECTIVE DATE. To the best of GENOMETRIX’s knowledge, all patents listed in Exhibit A are valid and in full force and all patent applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. To the best knowledge of GENOMETRIX, none of the patents or patent applications listed in Exhibit A is involved in any interference or opposition proceeding, and there has been no written notice received by GENOMETRIX that such proceeding will hereafter be commenced.
     9.4 GENOMETRIX warrants that, to the best of its knowledge as of the EFFECTIVE DATE, its licenses with MIT and BAYLOR are in good standing and that as of the EFFECTIVE DATE it has satisfied the 1998 minimum sales requirements set forth in the MIT AGREEMENT in order to maintain the MIT Exclusivity Period (as defined in Section 3.1 hereof), and that it is capable of satisfying the minimum sales requirements for 1999 in order to maintain the MIT Exclusivity Period.
     9.5 GENOMETRIX warrants that, to the best of its knowledge as of the EFFECTIVE DATE, it has no knowledge or information that practice of the E-FIELD MANIPULATION IP, the SURFACE CHEMISTRIES IP, the UNIVERSAL ARRAY IP or the OPTICAL DETECTION IP constitutes infringement of any third party patents.
     9.6 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND SUBSIDIARIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE GENOMETRIX PATENTS, CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY GENOMETRIX THAT THE PRACTICE BY MOTOROLA OF THE LICENSES GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. EXCEPT AS EXPRESSLY STATED HEREIN, IN NO EVENT SHALL GENOMETRIX, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR SUBSIDIARIES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS.
SECTION 10. CONFIDENTIALITY
     10.1 CONFIDENTIAL INFORMATION means any materials or information provided by a party (the “Disclosing Party”) to the other party (the “Receiving Party”), regardless of whether such information is provided in written, oral, electronic or other form, except that CONFIDENTIAL INFORMATION shall not include information or materials which:
     (a) are in possession of the Receiving Party at the time of disclosure thereof as demonstrated by prior written records;

     (b) are or later become part of the public domain through no fault of the Receiving Party;
     (c) are received by the Receiving Party from a THIRD PARTY having a lawful right to disclose same and having no obligation of confidentiality to the Disclosing Party with respect thereto;
     (d) are developed independently by the Receiving Party without use of or access to the Confidential Information, as evidenced by competent written records; or
     (e) are required by law or regulation to be disclosed; provided, however, that the Receiving Party has provided prompt, advance written notice to the Disclosing Party so as to enable the Disclosing Party to seek a protective order or otherwise prevent disclosure of such Confidential Information.
     10.2 The Receiving Party agrees that the CONFIDENTIAL INFORMATION of the Disclosing Party shall be maintained in strict confidence and shall not be disclosed, divulged or otherwise communicated by the Receiving Party to any THIRD PARTY or used by the Receiving Party or any THIRD PARTY for any purposes other than as expressly provided in this Agreement.
     10.3 Neither party shall issue any press release or make any public announcement relating to this Agreement without the prior written approval of the other party.
SECTION 11. MISCELLANEOUS PROVISIONS
     11.1 MOTOROLA shall at all times during the term of this Agreement and for so long as it shall practice the GENOMETRIX PATENTS or the OPTICAL DETECTION IP, or develop, make, use or sell LICENSED PRODUCTS, comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of LICENSED PRODUCTS or any other activity undertaken pursuant to this Agreement.
     11.2 Nothing contained in this Agreement shall be construed as:
     (a) conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted; or
     (b) conferring any license or right with respect to any trademark, trade or brand name, a corporate name of any party, or any other name or mark, or contraction, abbreviation or simulation thereof.
     11.3 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

     11.4 This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.
     11.5 Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.
     11.6 Except as expressly stated herein, in no event shall either party be liable to the other party by reason of this Agreement or any breach or termination of this Agreement for any loss of prospective profits or incidental or special or consequential damages.
     11.7 The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.
     11.8 Governing Law.
     (a) To the extent required by the BAYLOR AGREEMENT, the performance of this Agreement as it relates to rights and licenses granted under the SURFACE CHEMISTRIES IP shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Texas, and no conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. To the extent required by the BAYLOR AGREEMENT, this Agreement is performable in part in Harris County, Texas, and the parties mutually agree that, to the extent required by the BAYLOR AGREEMENT, personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and, to the extent required by the BAYLOR AGREEMENT, agree that any litigated dispute relating to the SURFACE CHEMISTRIES IP or SURFACE CHEMISTRIES PRODUCTS will be conducted solely in such courts.
     (b) To the extent required by the MIT AGREEMENT, this Agreement, as it relates to rights and licenses granted under the E-FIELD MANIPULATION IP and the OPTICAL DETECTION IP, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.
     (c) In all cases not covered by Sections 11.8(a) and 11.8(b) above, the performance of this Agreement as it relates to rights and licenses granted to MOTOROLA shall be subject to, made under, and shall be construed and interpreted in accordance with the laws of the State of Delaware.
     11.9 Dispute Resolution.
     (a) Disputes relating to the E-FIELD MANIPULATION IP and E-FIELD PRODUCTS and OPTICAL DETECTION IP and OPTICAL DETECTION PRODUCTS shall be governed by the provisions of this Section 11.9(a). Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. If the parties are unable to resolve such dispute within such sixty (60) day period, either party may demand mediation by written notice to the other party. By not later than ten (10) business days after the recipient has received such demand for mediation, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such demand for mediation, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area which is acceptable to the other party (which acceptance shall not be unreasonably withheld) and such representatives shall schedule a date with such firm for a mediation hearing. Within thirty (30) days after the selection of the mediation firm, the parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the courts of The Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes GENOMETRIX and MOTOROLA each hereby irrevocably consents and submits. Notwithstanding the foregoing, nothing in this Section 11.9(a) shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.
     (b) Disputes arising out of this Agreement and not covered by Section 11.9(a) above shall be governed by this Section 11.9(b). The parties agree to attempt to settle all such disputes amicably between them. The parties agree that any such dispute (other than relating to the scope or validity of a patent and other than a dispute that is covered by Section 11.9(a) above, will be submitted to non-binding arbitration in a mutually agreeable location in accordance with the commercial rules and procedures of the American Arbitration Association, before a single arbitrator who will be reasonably familiar with the relevant industry. Each party shall pay its own costs in connection with such arbitration and one half of the fees of the arbitrator. While the parties agree to attempt arbitration in good faith, nothing in this Section 11.9(b) shall be construed as limiting the rights of either party to take legal action as it deems necessary to enforce its rights under this Agreement.
     (c) Motorola and Genometrix agree that any future liability or other obligation with respect to the inclusion or recognition of non-cash value in SUBLICENSE INCOME according to the Definitions and agreements herein, or any accounting and payment of legal expenses by Motorola associated with LICENSED IP according to 5.4 herein, shall be the sole responsibility of Motorola. In this regard, Motorola hereby indemnifies and agrees to defend, and hold Genometrix and their AFFILIATES, Directors and Officers harmless against any claim by or on behalf of M.I.T. with respect to the same.
     11.10 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected, and such invalid term, clause, or provision shall be deemed deleted from this Agreement.
     11.11 This Agreement, including the Exhibits attached hereto and incorporated herein by reference, sets forth the entire agreement and understanding between MOTOROLA and GENOMETRIX as to the subject matter hereof, and supersedes and merges any and all prior discussions, correspondence, agreements or understandings between the parties with respect to such matters, including without limitation (i) the Non-Disclosure Agreement by and between the parties and dated June 2, 1998; (ii) the Memorandum of Understanding dated November 4, 1998, and (iii) the Memorandum of Understanding dated June 24, 1999. The LICENSE AND OPTION AGREEMENT remains in effect, provided, however, with respect to the E-FIELD MANIPULATION IP and the SURFACE CHEMISTRIES IP, except where expressly set forth herein, the rights and licenses granted to MOTOROLA pursuant to the LICENSE AND OPTION AGREEMENT with respect to the E-FIELD MANIPULATION IP and E-FIELD PRODUCTS, and with respect to the SURFACE CHEMISTRIES IP and SURFACE CHEMISTRIES PRODUCTS are terminated. This Agreement also expressly supersedes the LICENSE AND OPTION AGREEMENT with respect to the E-FIELD MANIPULATION IP and E-FIELD PRODUCTS and the SURFACE CHEMISTRIES IP and SURFACE CHEMISTRIES products, and in the event of any inconsistency between this Agreement and the LICENSE AND OPTION AGREEMENT with respect to such IP and PRODUCTS, the provisions of this Agreement shall prevail. Neither party shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein (including the Exhibits attached hereto and incorporated herein by reference) or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized official of the party to be bound thereby.
     11.12 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, or by recognized courier service providing evidence of receipt, addressed as follows:

If to MOTOROLA to:	MOTOROLA, Inc.
1303 East Algonquin Road
Schaumberg, Illinois 60196
Attention: Vice President for
Patents, Trademarks & Licensing

With a copy to:	MOTOROLA, Inc.
4088 Commercial Avenue
Northbrook, IL 60062
Attention: Director of Contracts

If to GENOMETRIX to:	Genometrix Incorporated
2700 Research Forest Drive
The Woodlands, Texas 77381
Attention: Mitchell D. Eggers, Ph.D.
Chief Executive Officer
     11.13 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.
     11.14 For the term of this Agreement, and for one (1) year after the expiration or termination of this Agreement, MOTOROLA agrees not to solicit any employees of GENOMETRIX without the prior written consent of GENOMETRIX, except through advertisements and solicitations directed to the market generally. For the term of this agreement, and for one (1) year after the expiration or termination of this Agreement, GENOMETRIX agrees not to solicit any employees of MOTOROLA BioChip Systems without the prior written consent of MOTOROLA, except through advertisements and solicitations directed to the market generally.
     [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representatives:

Motorola, Inc.		Genometrix Incorporated

By:	/s/ Nicholas Naclerio	By:	/s/ Mitchell Eggers

	Nicholas Naclerio		Mitchell D. Eggers, Ph.D.
	Vice President and General Manager		Chief Executive Officer

By:	/s/ Jonathan Meyer
Jonathan Meyer
	Title:	Corporate Vice President, Assistant General Counsel, and Director of Patents, Trademarks and Licensing

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